EXHIBIT 10.5

GENENTECH, INC.

TAX REDUCTION INVESTMENT PLAN

(January 1, 2002 Restatement)

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GENENTECH, INC.
TAX REDUCTION INVESTMENT PLAN
(January 1, 2002 Restatement)

PREAMBLE

            GENENTECH, INC. (the "Company") having established the Genentech, Inc. Tax Reduction Investment Plan (the "Plan") effective as of January 1, 1985, amended and restated the Plan effective (most recently) as of January 1, 2000, and amended the restated Plan on several occasions, hereby again amends and restates the Plan in its entirety effective (generally) as of January 1, 2002, except as otherwise indicated herein or in the attached Appendix A.

            The Plan is maintained for the benefit of Eligible Employees of the Company and its participating Affiliates, in order (1) to provide Eligible Employees with a means of supplementing their retirement income on a tax-favored basis, (2) to provide Eligible Employees with an incentive to continue and increase their efforts to contribute to the success of the Company, and (3) to enable Eligible Employees to acquire an equity ownership interest in the Company. The Plan is designed to constitute a qualified profit-sharing plan, as described in section 401(a) of the Code, which includes a qualified cash or deferred arrangement, as described in section 401(k) of the Code. The Plan is also designed to qualify as a 404(c) plan (within the meaning of section 404(c) of ERISA).

            With respect to any period during which GenenFlex does not permit an option to contribute to the Plan excess Flex Credits awarded thereunder, the provisions of the Plan related to the deferral of excess Flex Credits shall be suspended.

SECTION 1

DEFINITIONS

            The following capitalized words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

            1.1     "Affiliate" shall mean a corporation, trade or business which is, together with any Employer, a member of a controlled group of corporations or an affiliated service group or under common control (within the meaning of section 414(b), (c), (m) or (o) of the Code), but only for the period during which such other entity is so affiliated with any Employer.

            1.2     "Alternate Payee" shall mean any spouse, former spouse, child or other dependent (within the meaning of section 152 of the Code) of a Member who is recognized by a QDRO (as defined in Section 8.5) as having a right to receive any immediate or deferred payment from a Member's Account under this Plan.

            1.3     "Beneficiary" shall mean the person or persons entitled to receive benefits under the Plan upon the death of a Member in accordance with Section 7.6.

            1.4     "Board of Directors" shall mean the Board of Directors of the Company, as from time to time constituted.

            1.5     "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

            1.6     "Commingled Funds" shall mean (collectively) the commingled funds described in Section 6.3.

            1.7     "Committee" shall mean the administrative committee appointed by the Board of Directors (as provided in Section 9.2) and charged with the general administration of the Plan pursuant to Section 9.

            1.8     "Common Stock" shall mean the common stock of the Company, par value $0.02, as from time to time constituted.

            1.9     "Company" shall mean Genentech, Inc., a Delaware corporation, and any successor by merger, consolidation or otherwise that assumes (in writing) the obligations of the Company under the Plan.

            1.10    "Compensation" shall mean all salary, wages, annual cash bonuses, sales bonuses, and commissions paid by any Employer with respect to services performed during any period by an Employee, including Salary Deferrals and "catch-up contributions" made under Section 3.1.7 but excluding (a) contributions made by any Employer (other than Salary Deferrals and "catch-up contributions") under this Plan or any other employee benefit plan (within the meaning of section 3(3) of ERISA), and (b) other items, even if reported as income on an Employee's IRS Form W-2, such as income from the exercise of stock options, proceeds from the redemption of Common Stock, tuition reimbursements, reimbursements of health club dues, Genenchecks, referral bonuses, severance payments (if paid on a payroll-by-payroll basis after termination), and relocation expenses; provided, however, that the amount of an Employee's Compensation shall not be increased or decreased by (i) compensation reductions effected or Flex Credits awarded under GenenFlex, or (ii) amounts that are otherwise not includible in the gross income of the Employee by reason of section 132(f)(4) of the Code. No portion of the Compensation of any Member for a Plan Year which exceeds the Compensation Limit (as defined below) shall be taken into account for any purpose under the Plan for any Plan Year. "Compensation Limit"

shall mean $200,000 (as adjusted periodically pursuant to sections 401(a)(17) and 415(d) of the Code).

            1.11    "Disability" shall mean the mental or physical inability of a Member to perform his or her normal job as evidenced by the certificate of a medical examiner satisfactory to the Committee (in its discretion) certifying that the Member is disabled under the standards of the Company's long-term disability plan.

            1.12    "Eligible Annual Bonus" shall mean (a) any annual discretionary bonus paid by an Employer to an Employee under the Company's Corporate Bonus Program (or an Employer's similar bonus program), or (b) any fourth calendar quarter payout under any of the Bonus Plans that comprise the Company's Field Sales Incentive Compensation Program. All Eligible Annual Bonus amounts shall be determined net of employee stock purchase plan and mandatory deductions including, without limitation, Employee-paid FICA and SDI withholdings; provided, however, that the term "Eligible Annual Bonus" shall not include any other sales incentive bonus or any special, extraordinary or GenenCheck bonus.

            1.13    "Eligible Employee" shall mean every Employee of an Employer except:

            (a)     An Employee who is employed on a temporary basis as defined by an Employer; provided, however, that any such Employee who is credited with at least 1,000 Hours of Service for a 12-month period beginning on his or her date of hire or any anniversary thereof shall become an Eligible Employee as of the Entry Date that next follows the last day of such 12-month period;

            (b)     A part-time Employee who is not normally scheduled to work at least 20 hours per week; provided, however, that any such Employee who is credited with at least 1,000 Hours of Service for a 12-month period beginning on his or her date of hire or any anniversary thereof shall become an Eligible Employee as of the Entry Date that next follows the last day of such 12-month period;

            (c)     An Employee who is a member of a collective bargaining unit and who is covered by a collective bargaining agreement where retirement benefits were the subject of good faith bargaining, unless the agreement specifically provides for coverage of such Employee under this Plan;

            (d)     An individual employed by any corporation or other business entity that is merged or liquidated into, or whose assets are acquired by any Employer, unless any two members of the Committee, acting in their capacities as officers of the Company rather than as fiduciaries with respect to the Plan, designate (in writing) the employees of that corporation or other business entity as Eligible Employees under the Plan;

            (e)     An Employee whose Compensation is not paid from any Employer's U.S. payroll; and

            (f)     An individual who, as to any period of time, is classified or treated by an Employer as an independent contractor, a consultant, a Leased Employee or an employee of an employment agency or any entity other than an Employer, even if such individual is subsequently determined to have been a common-law employee of the Employer during such period.

For purposes of this Section 1.13, "date of hire" shall mean the date on which an Employee first completes an Hour of Service.

            1.14    "Employee" shall mean an individual who is a (a) employed by an Employer or Affiliate as a common-law employee, or (b) a Leased Employee. However, if Leased Employees constitute less than 20% of the nonhighly compensated work force (within the meaning of section 414(n)(5)(C)(ii) of the Code), the term "Employee" shall not include those Leased Employees who are covered by a plan described in section 414(n)(5) of the Code.

            1.15    "Employer" shall mean the Company and each Affiliate that adopts this Plan with the approval of the Board of Directors.

            1.16    "Entry Date" shall mean the first day of each payroll period.

            1.17    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

            1.18    "Flex Credit" shall have the meaning set forth in GenenFlex.

            1.19    "GenenFlex" shall mean the cafeteria plan (within the meaning of section 125 of the Code) pursuant to which Flex Credits are awarded to any Employee of an Employer.

            1.20    "Highly Compensated Employee" shall mean a Highly Compensated Active Employee or a Highly Compensated Former Employee, as defined below:

            (a)    "Highly Compensated Active Employee" shall mean any Employee who performs services for an Employer or Affiliate during the Determination Year and who:

            (1)    Received Compensation in excess of $80,000 (as adjusted periodically pursuant to sections 414(q)(1) and 415(d) of the Code) during the Look-Back Year; or

            (2)    Is or was a 5-percent owner (within the meaning of section 414(q)(2) of the Code) at any time during the Determination Year or the Look-Back Year.

            (b)    "Highly Compensated Former Employee" shall mean any Employee who (1) separated (or was deemed to have separated) from service prior to the Determination Year, (2) performed no services for any Employer or Affiliate during the Determination Year, and (3) was a highly compensated active employee (as defined in section 414(q) of the Code as then in effect) for either the Plan Year in which the separation occurred or any Determination Year ending on or after his or her 55th birthday.

            (c)    The determination of who is a Highly Compensated Employee shall be made in accordance with section 414(q) of the Code.

            (d)    For purposes of applying this Section 1.20:

            (1)    "Compensation" shall mean Total Compensation (as defined in Section 5.4.2(d) and applied using the definition of "Affiliate" in Section 1.1 rather than in Section 5.4.2(a));

            (2)    "Determination Year" shall mean the Plan Year for which the determination is being made; and

            (3)    "Look-Back Year" shall mean the Plan Year immediately preceding the Determination Year.

            1.21    "Hour of Service" shall mean an hour credited to an Employee under this Section 1.21:

            (a)    Paid Hours. An "Hour of Service" includes each hour for which:

            (1)    An Employee is directly or indirectly paid or entitled to payment by an Employer or Affiliate for the performance of duties;

            (2)    An Employee is directly or indirectly paid or entitled to payment by an Employer or Affiliate for periods during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty or Leave of Absence (with pay); and

            (3)    Back pay (irrespective of mitigation damages) has been awarded or agreed to by an Employer or Affiliate.

            (b)    No Duties Performed. Except as otherwise provided in subsection (d) below, no Hours of Service shall be credited for periods during which no duties are performed if payment by an Employer or Affiliate is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws, or is made as reimbursement to an Employee for medical or medically related expenses. In no event will more than 501 Hours of Service be credited under this paragraph (b) on account of any single continuous period during which an Employee performs no duties.

            (c)    Crediting Rules. Hours of Service shall be credited under this Section 1.21 in accordance with U.S. Department of Labor Regulation Section 2530.200b-2(b) and (c).

            (d)    Family-Related Absences. In the case of an Employee who is absent from active employment with an Employer or Affiliate for any period,

            (1)    By reason of her pregnancy or the birth of his or her child,

            (2)    By reason of the placement of a child with the Employee in connection with his or her adoption of such child,

            (3)    For purposes of caring for any such child for a period beginning immediately following such birth or placement, or

            (4)    On account of a leave of absence taken pursuant to the Family and Medical Leave Act of 1993 ("FMLA").

"Hour of Service" shall mean any hour that is not credited as an Hour of Service (because the Employee is not paid or entitled to payment therefor) but which would otherwise normally have been credited to the Employee (but for the absence) under paragraphs (a) through (c) above. In any case in which the Committee is unable to determine the number of hours that would otherwise normally have been credited to an Employee (but for the absence) under this paragraph (d), the Employee shall be credited with eight Hours of Service for each day of the absence. Notwithstanding the foregoing, (A) no more than 501 Hours of Service shall be credited under this paragraph (d) to any individual on account of any single pregnancy, birth, placement or other FMLA leave, and (B) the hours described in this paragraph (d) shall be treated as Hours of Service (i) for the Plan Year in which the absence begins, to the extent required to credit the Employee with 1,000 Hours of Service for that Plan Year, and (ii) with respect to the remainder of the 501 Hours of Service maximum, for the next following Plan Year.

            1.22    "Investment Manager" shall mean any investment manager appointed by the Committee in accordance with Section 9.6.

            1.23    "Leased Employee" shall mean any person (other than a common-law employee of the Employer or Affiliate) who, pursuant to an agreement between the Employer or Affiliate and any other person ("leasing organization"), has performed services for the Employer or Affiliate on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the Employer or Affiliate. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer or Affiliate shall be treated as provided by the Employer or Affiliate. A Leased Employee shall not be considered an Employee of the Employer or Affiliate if:

            (a)    Such Leased Employee is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Leased Employee's gross income under Code Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b), and Code Section 132(f), and (ii) immediate participation, and (iii) full and immediate vesting; and

            (b)    Leased Employees do not constitute more than 20% of the Employers' nonhighly compensated work force.

            1.24    "Leave of Absence" shall mean the period of an Employee's absence from active employment (a) authorized by any Employer in accordance with its established and uniformly administered personnel policies, provided that the Employee returns to active employment after the authorized absence period expires, unless the Employee's failure to return is attributable to his or her retirement or death; or (b) because of military service in the armed forces of the United

States, provided that the Employee returns to active employment following discharge within the period during which he or she retains reemployment rights under federal law.

            1.25    "Matching Contributions" shall mean as to each Member the amounts contributed under the Plan by the Employers, excluding Salary Deferrals, "catch-up contributions" made under Section 3.1.7 and excess Flex Credits, in accordance with Section 4.1.

            1.26    "Member" shall mean an Eligible Employee who has become a Member of the Plan pursuant to Section 2.1 and has not ceased to be a Member pursuant to Section 2.6.

            (a)    For each Plan Year a Member shall be classified as an "Active Member" (1) if he or she has (A) enrolled in the Plan for any portion of the Plan Year by authorizing the required Salary Deferrals in accordance with Sections 2.3, 3.1 and 3.2, and/or (B) elected under GenenFlex (subject to the rules in effect under GenenFlex) to have at least five dollars ($5.00) worth of excess Flex Credits contributed to his or her GenenFlex Account; or (2) his or her active membership is resumed during the Plan Year after the end of a suspension period in accordance with Section 2.4 or 2.5.

            (b)    A Member who is not an Active Member shall be classified as an "Inactive Member."

            1.27    "Member's Accounts" or "Accounts" shall mean as to any Member the one or more separate accounts maintained in order to reflect his or her interest in the Plan. Each Member's Accounts shall be comprised of up to five separate subaccounts, as follows:

                        1.27.1  "GenenFlex Account" shall mean the subaccount maintained to record any excess Flex Credits that the Member has elected under GenenFlex (subject to the rules in effect under GenenFlex and Section 2.3.1) to have contributed to his or her GenenFlex Account pursuant to Sections 3.1 and 3.2 and any adjustments relating thereto.

                        1.27.2  "Loan Account" shall mean the subaccount maintained to record any loans made to the Member from his or her Accounts pursuant to Sections 5.3.3 and 8.4.

                        1.27.3  "Matching Account" shall mean the subaccount maintained to record any Matching Contributions made on behalf of the Member pursuant to Sections 4.1 and 4.1 and any adjustments relating thereto.

                        1.27.4  "Rollover Account" shall mean the subaccount maintained to record any transfers to the Plan made by or on behalf of a Member pursuant to Section 10.5 and any adjustments relating thereto.

                        1.27.5  "Salary Deferral Account" shall mean the subaccount maintained to record any Salary Deferrals and "catch-up" contributions made under Section 3.1.7 (which may be maintained as a separate subaccount within the Salary Deferral Account) that the Member has elected to have contributed to his or her Salary Deferral Account pursuant to Sections 3.1 and 3.2 and any adjustments relating thereto.

            1.28    "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time. Reference to a specific section of the 1934 Act shall include any section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

            1.29    "Normal Retirement Age" shall mean age 55.

            1.30    "Plan" shall mean the Genentech, Inc. Tax Reduction Investment Plan, formerly the Genentech, Inc. Tax Incentive Savings Plan, as set forth in this instrument and as heretofore or hereafter amended from time to time in accordance with Section 11.2.

            1.31    "Plan Year" shall mean the calendar year.

            1.32    "Salary Deferrals" shall mean as to each Member the amounts contributed under the Plan by the Employers in accordance with Section 3.3, pursuant to the salary deferral election made by the Member in accordance with Sections 3.1 and 3.2. A Member's Salary Deferrals shall (a) include amounts contributed in respect of his or her regular periodic Compensation and/or Eligible Annual Bonus payments pursuant to Section 3.1(a), but (b) exclude "catch-up contributions" made under Section 3.1.7 and excess Flex Credits contributed pursuant to Section 3.1(b).

            1.33    "Trust Agreement" shall mean the trust agreement entered into by and between the Company and the Trustee, as validly amended from time to time.

            1.34    "Trust Fund" shall mean the trust fund established by and maintained under the Trust Agreement for the purpose of funding the benefits provided by the Plan, as provided in Section 10.

            1.35    "Trustee" shall mean Fidelity Management Trust Company, a Massachusetts trust company, and any additional, successor or substitute trustee or trustees from time to time acting as Trustee of the Trust Fund.

            1.36    "Valuation Date" shall mean:

            (a)    For purposes of valuing Plan assets and Members' Accounts for periodic reports and statements, the date as of which such reports or statements are made; and

            (b)    For purposes of determining the amount of assets actually distributed to the Member, his or her Beneficiary or an Alternate Payee (or available for loan or withdrawal), the date on which occur the relevant transactions required to liquidate to cash the assets allocated to the Member's Accounts, provided that when such transactions occur on more than one date, there shall be several Valuation Dates, as appropriate.

In any other case, the Valuation Date shall be the date designated by the Committee (in its discretion) or the date otherwise set out in this Plan. In all cases, the Committee (in its discretion) may change the Valuation Date, on a uniform and nondiscriminatory basis, as is necessary or appropriate. Notwithstanding the foregoing, the Valuation Date shall occur at least annually.

SECTION 2

ELIGIBILITY AND MEMBERSHIP

            2.1     Initial Eligibility. An Employee shall become a Member of the Plan on the date he or she becomes an Eligible Employee.

            2.2     Employer Aggregation. The status of an Employee as an Eligible Employee shall not be adversely affected merely by reason of his or her employment by more than one Employer during any Plan Year. The transfer of a Member from employment with an Employer to employment with an Affiliate which is not an Employer shall not be an event entitling the Member to a distribution under Section 7.

            2.3     Membership. Each Member's decision to become an Active Member shall be entirely voluntary.

                        2.3.1  Active Membership. An Employee who has become a Member under Section 2.1 may elect to become an Active Member, effective as of any Entry Date, provided that he or she enrolls in the Plan and elects to make Salary Deferrals, and/or to contribute excess Flex Credits (subject to the rules in effect under GenenFlex), in such manner and within such advance notice period as the Committee (in its discretion) shall specify. Notwithstanding any contrary Plan provision, all Plan provisions relating to the contribution of excess Flex Credits after that date shall be inoperative until such time as the Committee (acting in a non-fiduciary capacity on behalf of the Company) shall determine otherwise in a writing setting forth the date on which such provisions shall again be operative.

                        2.3.2  Inactive Membership. A Member who does not elect to become an Active Member when eligible to do so shall be at all times treated as an Inactive Member until the Entry Date as of which he or she elects to become an Active Member.

            2.4     Voluntary Suspension. An Active Member may voluntarily suspend his or her Salary Deferrals and "catch-up contributions" and/or contributions of excess Flex Credits (subject to the rules in effect under GenenFlex), for future payroll periods, by giving notice to such person, in such manner and within such advance notice period as the Committee (in its discretion) shall specify.

                        2.4.1  Effect. With respect to the period for which a Member's Salary Deferrals are suspended, he or she shall not make any Salary Deferrals or "catch-up contributions" under Section 3.1.7 nor share in the allocation of Matching Contributions, and he or she may not later make the Salary Deferrals or "catch-up contributions" that he or she might otherwise have made during the suspension period. With respect to the period for which a Member's contributions of excess Flex Credits are suspended, he or she shall not contribute any excess Flex Credits, and he or she may not later contribute the excess Flex Credits that he or she might otherwise have contributed during the suspension period. No distribution shall be made to a Member solely as the result of any suspension of his or her active membership.

                        2.4.2  Resuming Salary Deferrals and/or Excess Flex Credit Contributions. A Member who voluntarily suspended his or her Salary Deferrals or "catch-up contributions" under Section 3.1.7 and/or contributions of excess Flex Credits (subject to the rules in effect under GenenFlex) may voluntarily resume his or her Salary Deferrals or "catch-up contributions" and/or contributions of excess Flex Credits (subject to the rules in effect under GenenFlex), effective with respect to Compensation paid for the payroll period beginning on any Entry Date, by giving notice to such person, in such manner and within such advance notice period as the Committee (in its discretion) shall specify.

            2.5     Mandatory Suspension. If a Member (1) ceases to be an Eligible Employee because he or she ceases to meet the requirements of Section 1.13, (2) is transferred to employment with an Affiliate which is not an Employer, (3) is granted a Leave of Absence without pay, (4) has been approved for a Hardship Withdrawal pursuant to Section 8.2, (5) is on long-term disability, or (6) is placed on layoff or furlough status, then:

            (a)     His or her status as an Active Member shall be suspended (in accordance with Section 2.4.1) for each payroll period beginning during the continuation of such ineligible status, and

            (b)     After he or she again becomes an Eligible Employee and the conditions described in clauses (1) through (5) above cease to apply, his or her status as an Active Member may be resumed only in accordance with Section 2.4.2.

Notwithstanding any contrary Plan provision, a Member's Compensation which is paid for any portion of a payroll period that includes a period of mandatory suspension shall not be subject to any salary deferral election nor contributed under the Plan as Salary Deferrals or "catch-up contributions," nor shall such Member contribute any Flex Credits to his or her GenenFlex Account during such mandatory suspension period.

            2.6     Termination of Membership. An Eligible Employee who has become a Member shall remain a Member until his or her employment with all Employers and Affiliates terminates or, if he or she remains alive, until his or her entire Account balance is distributed (whichever is later).

SECTION 3

SALARY DEFERRALS AND FLEX CREDITS

            3.1     Salary Deferrals and Flex Credits. Each Active Member may elect to defer portions of his or her Compensation payments and to have the amounts of such Salary Deferrals contributed by the Employers to the Trust Fund and credited to his or her Salary Deferral Account under the Plan.

            (a)     Salary Deferrals. An Active Member may elect under this Plan to defer:

            (1)     A portion of each payment of Compensation (including any Eligible Annual Bonus) that would otherwise be made to him or her, after the election becomes and while it remains effective, equal to any whole percentage from 1% to 25% (inclusive) of the Compensation payment; and

            (2)     In addition to any election made under paragraph (a)(1) above, a portion of any payment of Eligible Annual Bonus that would otherwise be made to him or her, after the election becomes and while it remains effective, equal to any whole percentage that exceeds the deferral election percentage then in effect under paragraph (a)(1) above but does not exceed 100% (or such lesser percentage as is determined by the Company to comply with mandatory tax withholding and required payroll deductions) of the Eligible Annual Bonus. Any remaining balance attributable to the Eligible Annual Bonus payment shall be immediately payable to the Member.

            (b)     Excess Flex Credits. Instead or in addition, an Active Member may elect under GenenFlex (subject to the rules in effect under GenenFlex) to have at least five dollars ($5.00) worth of excess Flex Credits contributed to his or her GenenFlex Account. Notwithstanding any contrary Plan provision, all Plan provisions relating to the contribution of excess Flex Credits shall be inoperative until such time as the Committee (acting in a non-fiduciary capacity on behalf of the Company) shall determine otherwise in a writing setting forth the date on which such provisions shall again be operative.

            3.1.1  Section 401(k) Ceiling. Notwithstanding the foregoing, the Committee:

            (a)     May suspend or limit any Member's salary deferral election, and/or election under GenenFlex to have any excess Flex Credits contributed to his or her GenenFlex Account, at any time in order to prevent the cumulative amount of the Salary Deferrals and excess Flex Credits contributed on behalf of the Member for any calendar year from exceeding the Section 401(k) Ceiling;

            (b)     Shall cause any amount allocated to the Plan as an excess deferral (calculated by taking into account only amounts deferred under this and any other cash or deferred arrangement maintained by any Employer or Affiliate and qualified under section 401(k) of the Code), together with any income allocable thereto for the calendar year to which the excess deferral relates, to be distributed to the Member no later than the April 15 that next follows the year of deferral in accordance with section 402(g)(2)(A) of the Code; and

            (c)     May cause any other amount allocated to the Member's Salary Deferral and/or GenenFlex Account(s) and designated by the Member as an excess deferral, together with any income allocable thereto for the calendar year to which the excess deferral relates, to be distributed to the Member in accordance with section 402(g)(2)(A) of the Code; provided, however, that any such designation shall be applied last to any contributions of excess Flex Credits that any HCE Member (as defined in Section 3.1.3) has elected under GenenFlex to have contributed to his or her GenenFlex Account.

            (d)     Any Matching Contributions allocated to the Member's Matching Account by reason of any excess deferral distributed pursuant to paragraph (b) or (c), together with any income allocable thereto for the calendar year to which the excess deferral relates, shall be forfeited at the time such distribution is made and applied to reduce the next succeeding Matching Contribution to the Plan, without regard to the extent of the Member's vested interest in his or her Matching Account.

            (e)     The "Section 401(k) Ceiling" is a dollar amount equal to the dollar limit prescribed in section 402(g)(1) of the Code (as adjusted periodically pursuant to sections 402(g)(5) and 415(d) of the Code).

                        3.1.2  Limitations on HCE Members. For any Plan Year, the Committee (in its discretion) may limit (a) the period for which, and/or specify a lesser maximum percentage at which, Salary Deferrals may be elected by HCE Members (as defined in Section 3.1.3) and/or (b) the period for which or the value of the excess Flex Credits that may be contributed to HCE Members' GenenFlex Accounts, in such manner as may be necessary or appropriate in order to assure that the limitation described in Section 3.1.4 will be satisfied.

                        3.1.3  HCE and Non-HCE Members. All Members who are Eligible Employees at any time during the Plan Year (whether or not they are Active Members), and who are Highly Compensated Employees with respect to the Plan Year, shall be "HCE Members" for the Plan Year. All other Members who were Eligible Employees at any time during the immediately preceding Plan Year (whether or not they were Active Members), and who were not Highly Compensated Employees with respect to that Plan Year, shall be "Non-HCE Members" for that Plan Year.

                        3.1.4  Deferral Percentage Limitation. In no event shall the actual deferral percentage, determined in accordance with Section 3.1.5 (the "ADP"), for the HCE Members for a Plan Year exceed the maximum ADP, as determined by reference to the preceding Plan Year's ADP for the preceding Plan Year's Non-HCE Members, in accordance with the following table:

If the ADP for Non-HCE	Then the Maximum ADP for
Members ("NHCEs' ADP") is:	HCE Members is:

Less than 2%	2.0 x NHCEs' ADP
2% to 8%	NHCEs' ADP + 2%
More than 8%	1.25 x NHCEs' ADP

                        3.1.5  Actual Deferral Percentage. The actual deferral percentage for the HCE or Non-HCE Members for a Plan Year shall be calculated by computing the average of the percentages (calculated separately for each HCE or Non-HCE Member) (the "Deferral Rates") determined by dividing (1) the total for the Plan Year of (i) all Salary Deferrals made by the Member and credited to his or her Salary Deferral Account, and (ii) all excess Flex Credits contributed by the Member (subject to the rules in effect under GenenFlex) and credited to his or her GenenFlex Account, by (2) the Member's Testing Compensation (as defined in Section 3.1.6) for the Plan Year. In computing a Member's Deferral Rate, the following special rules shall apply:

            (a)     If any Employer or Affiliate maintains any other cash or deferred arrangement which is aggregated by the Company with this Plan for purposes of applying section 401(a)(4) or 410(b) of the Code, then all such cash or deferred arrangements shall be treated as one plan for purposes of applying Section 3.1.4.

            (b)     If an HCE Member is a participant in any other cash or deferred arrangement maintained by any Employer or Affiliate, the separate Deferral Rates determined for the Member under all such cash or deferred arrangements shall be aggregated with the separate Deferral Rate determined for the Member under this Section 3.1.5 for purposes of applying Section 3.1.4.

                        3.1.6  Testing Compensation. For purposes of applying the discrimination tests of sections 401(k)(3) and 401(m)(2) of the Code, "Testing Compensation" shall mean with respect to any Member:

            (a)     His or her Total Compensation (as defined in Section 5.4.2(d) and applied using the definition of "Affiliate" in Section 1.1 rather than in Section 5.4.2(a)); or

            (b)     The amount of his or her compensation calculated by the Committee in a manner which satisfies applicable requirements of Treas. Reg. Section 1.401(k)-1(g)(2)(i).

            (c)     Notwithstanding the foregoing, no amount in excess of the Compensation Limit (as defined in Section 1.10) shall be taken into account under this Section 3.1.6 for any Plan Year.

            (d)     Compensation for periods prior to the time that an Employee became a Member shall not be taken into account.

                        3.1.6  Catch-Up Contributions. Notwithstanding any contrary Plan provision:

            (a)     Eligible Members. All Employees who are Members eligible to make Salary Deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make "catch-up contributions" in accordance with, and subject to the limitations of, section 414(v) of the Code.

            (b)     Certain Code Limitations Inapplicable. A Member's "catch-up contributions" shall not be taken into account for purposes of applying Plan provisions implementing required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy Plan provisions implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of "catch-up contributions" being or having been made under the Plan.

            3.2     Salary Deferral and Flex Credit Elections. Each Active Member shall determine the percentage(s) of his or her regular and/or Eligible Annual Bonus Compensation payments that shall be deferred and contributed to the Trust Fund as his or her Salary Deferrals, in accordance with Section 3.1(a), at the time he or she becomes an Active Member and thereafter may redetermine such percentage(s) from time to time as of any Entry Date. Subject to paragraph (c) below, each Active Member who is also a participant in GenenFlex may also elect under GenenFlex (subject to the rules in effect under GenenFlex) to have at least five dollars ($5.00) worth of excess Flex Credits contributed to his or her GenenFlex Account in accordance with Section 3.1(b). In either event -

            (a)     The Active Member shall make his or her (1) salary deferral election with respect to his or her Compensation (including or excluding Eligible Annual Bonus payments), in such manner and within such advance notice period as the Committee (in its discretion) shall specify, and/or (2) election under GenenFlex (subject to the rules in effect under GenenFlex) to have any such excess Flex Credits contributed to his or her GenenFlex Account;

            (b)     No Salary Deferrals or "catch-up contributions" under Section 3.1.7 shall be made by any Active Member except in accordance with his or her salary deferral election and the limitations of Section 3.1; and

            (c)     No excess Flex Credits shall be contributed by any Active Member except subject to the limitations of Section 3.1 and in accordance with his or her election under GenenFlex (subject to the rules in effect under GenenFlex) to have excess Flex Credits so contributed. Notwithstanding any contrary Plan provision, effective as of January 1, 2001, all Plan provisions relating to the contribution of excess Flex Credits after that date shall be inoperative until such time as the Committee (acting in a non-fiduciary capacity on behalf of the Company) shall determine otherwise in a writing setting forth the date on which such provisions shall again be operative.

                        3.2.1   Amounts. The amount of Salary Deferrals or "catch-up contributions" under Section 3.1.7 that may be made by each Active Member for each payroll period shall be the amount in dollars and cents that is nearest to the amount of Compensation subject to the salary deferral election multiplied by the percentage elected by the Active Member pursuant to Section 3.1. In addition, each Active Member may elect under GenenFlex (subject to the rules in effect under GenenFlex) to have contributed to his or her GenenFlex Account all or any portion of those Flex Credits which the Member has not used to purchase benefits under GenenFlex, provided that such Member elects to contribute at least five dollars ($5.00) worth of excess Flex Credits to his or her GenenFlex Account.

                        3.2.2   Changes. An Active Member may change the percentage determined under the first sentence of this Section 3.2, effective with respect to Compensation paid for the payroll period beginning on any Entry Date, or such other date as the Committee (in its discretion) may specify, by giving notice in such manner and within such advance notice period as the Committee (in its discretion) shall specify. The salary deferral election made by an Active Member shall remain in effect until his or her active membership in the Plan is terminated, except to the extent that the election is suspended in accordance with Section 2.4, 2.5 or 8.1, changed in accordance with this Section 3.2.2, or reduced pursuant to Section 3.1.1 or 3.1.2.

However, changes in an Active Member's election to have excess Flex Credits contributed to his or her GenenFlex Account shall be permitted only in accordance with the rules in effect under GenenFlex.

                        3.2.3   Potential Excess ADP. In the event that (but for the application of this Section 3.2.3) the Committee determines that the ADP for HCE Members would exceed the maximum permitted under Section 3.1.4 for a Plan Year (the "ADP Maximum"), then the Committee (in its discretion) may reduce, in accordance with Section 3.1.2, the percentages or amounts of Salary Deferrals and excess Flex Credits subsequently to be contributed on behalf of the HCE Members by such percentages or amounts as, and for as long as, the Committee (in its discretion) may determine is necessary or appropriate in the circumstances then prevailing. If the Committee determines that it is no longer necessary to reduce the Salary Deferrals and/or excess Flex Credits contributed on behalf of the HCE Members, the Committee (in its discretion) may permit some or all HCE Members, on a uniform and nondiscriminatory basis, to make (a) new salary deferral elections with respect to their subsequent Compensation payments, and/or (b) new elections under GenenFlex (subject to the rules in effect under GenenFlex) to have excess Flex Credits contributed to their GenenFlex Accounts, and shall establish a policy as to the deferral percentages and/or limitations on the contribution of excess Flex Credits that shall apply with respect to those HCE Members who do not make new elections.

                        3.2.4   Actual Excess ADP. In the event that the Committee determines that the ADP for the HCE Members exceeds the ADP Maximum for any Plan Year, then the amount of any excess contributions (within the meaning of section 401(k)(8)(B) of the Code) contributed on behalf of any HCE Member shall be distributed, together with any income allocable thereto for the Plan Year to which the excess contributions relate, to the HCE Member before the close of the Plan Year that next follows that Plan Year.

            (a)     Determination and Allocation of Excess Contributions. The amount of excess contributions for HCE Members for the Plan Year shall be determined and allocated among HCE Members in the following manner:

            (1)     With respect to each HCE Member whose Deferral Rate exceeds the ADP Maximum, the Committee shall calculate an excess contribution amount by calculating the excess of (A) his or her Salary Deferrals and contributions of excess Flex Credits, over (B) the product of the ADP Maximum times his or her Testing Compensation. The aggregate of the excess contributions for all such HCE Members shall be the total excess contributions to be distributed pursuant to this Section 3.2.4.

            (2)     The Salary Deferrals and contributions of excess Flex Credits of the HCE Member with the highest total dollar amount of Salary Deferrals and excess Flex Credits contributed shall be reduced to the extent necessary to cause the total dollar amount of his or her Salary Deferrals and excess Flex Credits contributed to equal the lesser of the dollar amount of excess contributions for all HCE Members calculated pursuant to paragraph (a)(1) above or the dollar amount of Salary Deferrals and contributions of excess Flex Credits of the HCE Member with the next highest total dollar amount of Salary Deferrals and excess Flex Credits contributed; provided, however, that any such reduction shall be applied last to any contributions of excess Flex Credits that the HCE Member has elected under GenenFlex to have contributed to his or her GenenFlex Account. This process shall be repeated until the total dollar amount of reductions of such Salary Deferral and excess Flex Credit contributions equals the total excess contributions calculated pursuant to paragraph (a)(1) above.

            (3)     The amount of excess contributions to be distributed to an HCE Member pursuant to this Section 3.2.4 shall be equal to the total amount by which his or her actual Salary Deferrals and contributions of excess Flex Credits is reduced under paragraph (a)(2) above, but reduced by the amount of any excess deferrals previously distributed to the HCE Member for the Plan Year under Section 3.1.1.

            (b)      Determination of Allocable Income. The income allocable to any excess contributions for the Plan Year, excluding income for the period between the end of the Plan Year and the date of distribution, shall be determined in accordance with section 401(k)(8)(A)(i) of the Code.

            (c)      Forfeiture of Related Matching Contributions. Any Matching Contributions allocated to the Member's Matching Account by reason of any excess contributions distributed pursuant to this Section 3.2.4, together with any income allocable thereto for the Plan Year to which the excess contributions relate, shall be forfeited and applied to reduce the next succeeding Matching Contribution to the Plan, without regard to the extent of the Member's vested interest in his or her Matching Account.

            (d)      Incorporation By Reference. The foregoing provisions of this Section 3 are intended to satisfy the requirements of section 401(k)(3) of the Code and, to the extent not otherwise stated above, the provisions of section 401(k)(3) of the Code, Treas. Reg. Section 1.401(k)-1(b) (to the extent not inconsistent with amendments to the Code), and subsequent IRS guidance under section 401(k)(3) of the Code are incorporated herein by reference.

            3.3     Payment of Salary Deferrals and Excess Flex Credits. Subject to the provisions of Sections 3.1, 3.2, 10.3 and 11, the Employers shall pay to the Trust Fund the amounts elected by Members to be contributed as Salary Deferrals, "catch-up contributions" under Section 3.1.7 and excess Flex Credits (subject to the rules in effect under GenenFlex) pursuant to Section 3. Any Salary Deferrals, "catch-up contributions" and excess Flex Credits to be contributed for a payroll period in accordance with the preceding sentence shall be paid to the Trust Fund as soon as practicable and in no event later than the 15th business day of the month that next follows the month in which the Compensation related to such Salary Deferrals, "catch-up contributions" and excess Flex Credits was paid.

SECTION 4

MATCHING CONTRIBUTIONS

            4.1     Amount of Matching Contributions. Subject to the provisions of this Section 4.1 and Sections 5.4, 10.3 and 11, the Employers shall contribute to the Trust Fund as Matching Contributions amounts equal to the Matching Amount (determined pursuant to Section 4.1.2) determined for each payroll period by the Salary Deferrals made by, and the Compensation paid to, each eligible Active Member (determined pursuant to Section 4.1.4).

                        4.1.1  Calculation Rules. Only those Salary Deferrals which are made pursuant to such portion of each eligible Active Member's deferral percentage (determined pursuant to

Sections 3.1 and 3.2) as does not exceed the Matching Ceiling (determined pursuant to Section 4.1.3) shall be taken into account in calculating the amount of the Matching Contribution (if any) to be made in respect of the Member's Salary Deferrals for any payroll period. For purposes of this Section 4 (including Section 4.1.2), the only Compensation taken into account for such purpose is Compensation paid (or payable if deferred under Section 3) to the eligible Active Member (a) for payroll periods for which he or she made Salary Deferrals or after which the Section 401(k) Ceiling took effect, and (b) as an Eligible Annual Bonus. In no event shall the amount of any (1) excess Flex Credits contributed to any Member's GenenFlex Account, or (2) "catch-up contributions" contributed to any Member's Salary Deferral Account, be taken into account in determining the amount of Matching Contributions to made to the Trust Fund and/or allocated to his or her Matching Account.

                        4.1.2  Matching Amount. The rate at which the amount of Matching Contributions shall be made for any Plan Year (the "Matching Amount") shall be determined as follows:

If the Salary Deferral
Contribution Rate for an Eligible	Then the Matching Amount for the
Active Member is	Member shall be:

Less than or equal to 3%	Equal to 100% of Salary Deferrals

Greater than 3%	Equal to 100% of Salary Deferrals up to 3%
plus one-half (1/2) of Salary Deferrals
greater than 3% and less than or equal to 5%

The "Salary Deferral Contribution Rate" for an Active Member is (Salary Deferrals) divided by (Compensation), expressed as a percentage, and determined on a Plan Year basis in accordance with Section 4.1.1. Subject to the limitations of Section 5.4 and as provided in this Section 4.1.2, the Matching Amount may be changed for any Plan Year to such extent (if any) as the Board of Directors (in its discretion) may determine by resolution and without amending the Plan pursuant to Section 11.2; provided, however, that no decrease in the Matching Amount applicable to any Salary Deferral Contribution Rate shall take effect before the first payroll period that begins after the decrease is announced to eligible Active Members.

                        4.1.3  Maximum Matched Rate. For any Plan Year for which a different rate is not determined in accordance with the following sentence, the maximum Salary Deferral Contribution Rate that shall be taken into account in determining the amount of the Matching Contribution (if any) to be made on behalf of any eligible Active Member pursuant to this Section 4.1 (the "Matching Ceiling") shall be 5%, i.e., the amount of Matching Contributions (if any) to be made on behalf of any eligible Active Member shall not exceed 4% of his or her Compensation (determined pursuant to Section 4.1.1). Subject to the limitations of Section 5.4, the Board of Directors (in its discretion) may change for any Plan Year the maximum Salary Deferral Contribution Rate stated in the preceding sentence; provided, however, that no decrease in the Matching Ceiling shall take effect before the first payroll period that begins after the decrease is announced to eligible Active Members.

                        4.1.4  Eligible Members. Notwithstanding the foregoing provisions of this Section 4.1, no Matching Contribution shall be made on behalf of an Active Member for a Plan Year unless (a) he or she remains an Eligible Employee on the last Valuation Date of the Plan Year, or (b) his or her employment with all Employers and Affiliates terminated at any time during the Plan Year by reason of death or Disability.

                        4.1.5  Limitations on HCE Members. For any Plan Year, the Committee (in its discretion) may limit the period for which, and/or specify a lesser Matching Amount and/or Matching Ceiling with respect to the amount of Matching Contributions to be made on behalf of

HCE Members (as defined in Section 3.1.3) in such manner as may be necessary or appropriate in order to assure that the limitation described in Section 4.1.6 will be satisfied.

                        4.1.6  Contribution Percentage Limitation. In no event shall the actual contribution percentage, determined in accordance with Section 4.1.7 (the "ACP"), for the HCE Members for a Plan Year exceed the maximum ACP, as determined by reference to the preceding Plan Year's ACP for the preceding Plan Year's Non-HCE Members, in accordance with the following table:

If the ACP for Non-HCE	Then the Maximum ACP for
Members ("NHCEs' ACP") is:	HCE Members is

Less than 2%	2.0 x NHCEs' ACP
2% to 8%	NHCEs' ACP + 2%
More than 8%	1.25 x NHCEs' ACP

                        4.1.7  Actual Contribution Percentage. The actual contribution percentage for the HCE or Non-HCE Members for a Plan Year shall be calculated by computing the average of the percentages (calculated separately for each HCE or Non-HCE Member) (the "Contribution Rates") determined by dividing (a) the total of all Matching Contributions made on behalf of the Member and credited to his or her Matching Account for the Plan Year, by (b) the Member's Testing Compensation (as defined in Section 3.1.6) for the Plan Year. The special testing and aggregation rules set forth in Section 3.1.5 with respect to calculation of the Members' Deferral Rates shall also apply to the calculation of their Contribution Rates.

                        4.1.8  Potential Excess ACP. In the event that (but for the application of this Section 4.1.8) the Committee determines that the ACP for the HCE Members would exceed the maximum permitted under Section 4.1.6 for a Plan Year (the "ACP Maximum"), then the Committee (in its discretion) may reduce, in accordance with Section 4.1.4, the percentages or amounts of Matching Contributions subsequently to be made on behalf of the HCE Members by such percentages or amounts as, and for as long as, the Committee (in its discretion) may determine is necessary or appropriate in the circumstances then prevailing.

                        4.1.8  Actual Excess ACP. In the event that the Committee determines that the ACP for the HCE Members exceeds the ACP Maximum for any Plan Year, then the amount of any excess aggregate contributions (within the meaning of section 401(m)(6)(B) of the Code) contributed on behalf of any HCE Member shall be distributed, together with any income allocable thereto for the Plan Year to which the excess aggregate contributions relate, to the HCE Member before the close of the Plan Year that next follows that Plan Year.

            (a)     Determination and Allocation of Excess Aggregate Contributions. The amount of excess aggregate contributions for HCE Members for the Plan Year shall be determined and allocated among HCE Members in the manner provided in Section 3.2.4 with respect to excess contributions.

            (b)     Determination of Allocable Income. The income allocable to any excess aggregate contributions for the Plan Year shall be determined in the manner provided in Section 3.2.4 with respect to excess contributions.

            (c)     Incorporation By Reference. The foregoing provisions of this Section 4.1 are intended to satisfy the requirements of section 401(m) of the Code and, to the extent not otherwise stated above, the provisions of section 401(m)(2) of the Code, Treas. Reg. Section 1.401(m)-1(b) (to the extent not inconsistent with amendments to the Code), and subsequent IRS guidance under section 401(m)(2) of the Code are incorporated herein by reference.

            4.2     Timing. Subject to the provisions of Sections 4.1.5, 10.3 and 11, Matching Contributions shall be paid to the Trust Fund within the time prescribed by law (including extensions) for filing the Company's federal income tax return for its taxable year that ends with or within the Plan Year for which the Matching Contributions are made.

            4.3     Periodic Contributions. Subject to the foregoing provisions of this Section 4, any Matching Contributions to be made for a Plan Year may be paid in installments from time to time during or after the Plan Year for which they are made. The Employers shall specify, as to each Matching Contribution payment made to the Trust Fund, the Plan Year to which the payment relates. The Employers intend the Plan to be permanent, but the Employers do not obligate themselves to make any Matching Contributions under the Plan whatsoever

            4.4     Profits Not Required. Each Employer shall make any contributions otherwise required to be made for a Plan Year without regard to its current or accumulated earnings or profits for the taxable year that ends with or within the Plan Year for which the contributions are made. Notwithstanding the foregoing, the Plan is designed to constitute a qualified profit-sharing plan as described in section 401(a) of the Code.

            4.5     After-Tax Contributions. In no event shall any Member be permitted to make contributions to the Plan or Trust Fund on an after-tax basis.

SECTION 5

ALLOCATIONS AND INVESTMENT

            5.1     Salary Deferrals, Catch-Up Contributions and Flex Credits. Except as provided in Sections 3.1.1 or 3.2.4, the Salary Deferrals or "catch-up contributions" made on behalf of an Active Member for any period shall be allocated to his or her Salary Deferral Account on the business day that is or next follows the date on which such Salary Deferrals or "catch-up contributions" are received by the Trust Fund. In addition, except as provided in Section 3.2.4, the excess Flex Credits contributed on behalf of any Active Member for any period (subject to the rules in effect under GenenFlex) shall be allocated to his or her GenenFlex Account on the business day that is or next follows the date on which such excess Flex Credits are received by the Trust Fund.

            5.2     Matching Contributions. Except as provided in Section 4.1.9, the Matching Contributions made on behalf of an Active Member for a Plan Year shall be allocated to his or her Matching Account on the business day that is or next follows the date on which such Matching Contributions are received by the Trust Fund.

            5.3     Investment. Each Member (or, if deceased, his or her Beneficiary) shall elect, in such manner and at such times as the Committee (in its discretion) shall specify, the percentages of all amounts allocated to his or her Accounts that are to be invested in each of the Commingled Funds. A Member (or Beneficiary) may specify as to any Commingled Fund any percentage, provided that the total of the percentages specified shall not exceed 100%.

                        5.3.1  Changes. The instructions of a Member (or Beneficiary), concerning the investment of the amounts allocated to his or her Accounts may be changed in accordance with such procedures as the Committee (in its discretion) shall designate from time to time. The designated procedures at all times shall permit Members (and Beneficiaries) to make investment changes in accordance with designated procedures effective at a minimum of four times per each Plan Year, and more frequently if administratively feasible, all in a manner designed to permit the Plan to qualify as a section 404(c) plan (within the meaning of section 404(c) of ERISA).

                        5.3.2  Failure to Elect. If a Member (or Beneficiary) fails to direct the manner in which the amounts allocated to his or her Accounts are to be invested, such amounts shall be invested in the Short-Term Fund (as described in Section 6.3.2).

                        5.3.3  Member Loans. In the event a loan is to be made to a Member in accordance with Section 8.4, the Committee shall direct that an amount, in cash, equal to the amount of the loan be reallocated, as directed by the Committee (in its discretion), from the portions of the Member's Accounts invested in one or more of the other Commingled Funds to a separate subaccount within the Member's Accounts (the "Loan Account"), which shall be maintained for the purpose of accounting for any loans made to the Member from his or her Accounts. Interest and principal payments on loans made to any Member shall be allocated to his or her Loan Account as received by the Trustee and, after appropriate adjustments have been made to the Loan Account to reflect such payments, shall be reallocated to the Commingled Funds in the same percentages as specified by the Member pursuant to the introductory paragraph of this Section 5.3, or if there is no such designation currently in force, as the Committee (in its discretion) shall determine.

            5.4     Limitations on Allocations.

                        5.4.1  Annual Addition Limitation. Notwithstanding any contrary Plan provision, in no event shall the Annual Addition to any Member's Accounts for any Plan Year exceed the lesser of (a) $40,000 (as adjusted periodically pursuant to section 415(d) of the Code), or (b) 100% of the Member's Total Compensation for the Plan Year; provided, however, that clause (b) shall not apply to Annual Additions described in clauses (5) and (6) of Section 5.4.2(c).

                        5.4.2  Definitions. For purposes of this Section 5.4, the following definitions shall apply:

            (a)     "Affiliate" shall mean a corporation, trade or business which is, together with any Employer, a member of a controlled group of corporations or an affiliated service group or under common control (within the meaning of section 414(b), (c), (m) or (o) of the Code, as modified by section 415(h) of the Code), but only for the period during which such other entity is so affiliated with any Employer.

            (b)     "Aggregated Plan" shall mean any defined contribution plan which is aggregated with this Plan pursuant to Section 5.4.3.

            (c)     "Annual Addition" shall mean with respect to each Member the sum for a Plan Year of (1) the Member's Salary Deferrals and excess Flex Credits to be credited to the Member's Salary Deferral Account and GenenFlex Account; (2) any Matching Contributions to be credited to the Member's Matching Account; (3) the share of all contributions made by all Employers and Affiliates (including salary reduction contributions made pursuant to section 401(k) of the Code) and any forfeitures to be credited to the Member's account under any Aggregated Plan; (4) any after-tax employee contributions made by the Member for the Plan Year under any Aggregated Plan; (5) any amount allocated to the Member's individual medical account (within the meaning of section 415(l) of the Code) under a defined benefit plan maintained by an Employer or Affiliate; and (6) any amount attributable to post-retirement medical benefits that is allocated pursuant to section 419A of the Code to the Member's separate account under a welfare benefits fund (within the meaning of section 419(e) of the Code) maintained by an Employer or Affiliate.

            (d)     "Total Compensation" shall mean the amount of an Employee's:

            (1)     Wages (within the meaning of section 3401(a) of the Code) and all other payments of compensation which an Employer or Affiliate is required to report in Box 1 ("wages, tips, other compensation") of IRS Form W-2-

            (A)     Including the aggregate of any Salary Deferrals, "catch-up contributions" and excess Flex Credits credited to his or her Salary Deferral Account and GenenFlex Account and any other amounts that are (i) contributed by any Employer or Affiliate on his or her behalf to an employee benefit plan by reason of the Employee's elective deferrals (within the meaning of section 402(g)(3) of the Code), or (ii) otherwise not includible in the gross income of the Employee by reason of section 132(f)(4) of the Code or pursuant to the Employee's compensation reduction agreement under section 125 of the Code; but

            (B)     Excluding amounts paid or reimbursed by the Employer or Affiliate for moving expenses incurred by the Member, to the extent that at the time of payment it is reasonable to believe that such amounts qualify as a "qualified moving expense reimbursement" (within the meaning of section 132(a)(6) of the Code); and

            (C)     Determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the agricultural labor exception); or

            (2)     Compensation calculated by the Committee in a manner which satisfies applicable requirements of Treas. Reg. § 1.415-2(d).

                        5.4.3  Other Defined Contribution Plans. All defined contribution plans (terminated or not) maintained by any Employer or Affiliate shall be aggregated with this Plan, and all plans so aggregated shall be considered as one plan in applying the limitations of this Section 5.4, provided that the special limitation applicable to employee stock ownership plans under section 415(c)(6) of the Code shall be taken into account with respect to a Member who participates in any such plan.

                        5.4.4  Adjustments. If, as a result of (1) a reasonable error in estimating a Member's Total Compensation, allocating forfeitures under any Aggregated Plan or other circumstances which permit the application of the rules stated in this Section 5.4.4, or (2) a reasonable error in determining the amount of Salary Deferrals and excess Flex Credits that may be made or contributed under the limits of this Section 5.4, any of the limitations of this Section 5.4 otherwise would be exceeded with respect to any Member for any Plan Year, then the following actions, but only to the extent necessary to avoid exceeding such limitations, shall be taken in the following order:

            (a)     Any after-tax employee contributions made by the Member under any Aggregated Plan for the Plan Year shall be returned to him or her;

            (b)     In the circumstances described in clause (2) above, Salary Deferrals and the value of excess Flex Credits contributed shall be distributed to the Member to the extent required to reduce the excess annual addition to the Member's Accounts attributable to that circumstance, provided that any such distribution shall be made last from any excess Flex Credits that the Member has elected under GenenFlex to have contributed to his or her GenenFlex Account;

            (c)     Any Matching Contributions allocated to the Member's Matching Account under this Plan and/or any employer matching contributions allocated to his or her account under any Aggregated Plan shall be reallocated to a suspense account, and the balance credited to that account shall be applied to reduce the Matching Contributions or other employer matching contributions (of the same class) otherwise to be made for and allocated to all eligible Members or participants in the Aggregated Plan for succeeding Plan Years in order of time;

            (d)     The Member's Salary Deferrals, excess Flex Credits contributed and any salary reduction contributions made at the Member's election pursuant to section 401(k) of the Code under any Aggregated Plan shall be reallocated to a suspense account and applied to reduce such Salary Deferrals, excess Flex Credits or other salary reduction contributions as otherwise are to be made thereafter at his or her election under this or any Aggregated Plan; and

            (e)     Any employer contributions otherwise to be allocated to the Member's account under any Aggregated Plan shall be reallocated to a suspense account, and the balance credited to that account shall be applied to reduce other employer contributions (of the same class) otherwise to be made for and allocated to all eligible participants in the Aggregated Plan for succeeding Plan Years in order of time.

                        5.4.4  Suspense Accounts. If a suspense account is created under Section 5.4.4(c), (d) and/or (e) and exists in a later Plan Year, the amount allocated to the suspense account shall be reallocated to the Member's Accounts before any amount may be contributed to this or any Aggregated Plan on behalf of the Member for that Plan Year. If the Member for whom a suspense account is maintained terminates employment with all Employers and Affiliates before the suspense account balance has been reallocated pursuant to Section 5.4.4, that balance shall be reallocated among the Accounts of all Members who remain Employees on the first day of the next following Plan Year, in direct proportion to each such Member's share of the aggregate Total Compensation paid to all such Members for the Plan Year of termination (subject to the limitations of this Section 5.4), before any amount may be contributed to this or any Aggregated Plan for the Plan Year of reallocation. Suspense accounts shall not share in allocations of earnings and gains (or losses) of the Trust Fund. The balances credited to all suspense accounts shall be returned to the Employers upon termination of the Plan.

Limitation Year. For purposes of applying the limitations of section 415 of the Code, the limitation year shall be the Plan Year.

SECTION 6

ACCOUNTS AND COMMINGLED FUNDS

            6.1     Members' Accounts. At the direction of the Committee, there shall be established and maintained for each Member, as appropriate:

            (a)     A Salary Deferral Account, to which shall be credited all Salary Deferrals and "catch-up contributions" paid to the Trust Fund at his or her election under Section 3;

            (b)     A Matching Account, to which shall be credited all Matching Contributions paid to the Trust Fund on his or her behalf under Section 4;

            (c)     A Rollover Account, to which shall be credited all transfers made to the Trust Fund by or on behalf of the Member under Section 10.5;

            (d)     A Loan Account, to which shall be credited (pursuant to Section 5.3.3) any amounts loaned to the Member in accordance with Section 8.4; and

            (e)     A GenenFlex Account, to which shall be credited all excess Flex Credits paid to the Trust Fund at his or her election under GenenFlex in accordance with Section 3.

Each of a Member's Accounts shall also reflect the value of such Account's proportionate interest in each of the Commingled Funds as of each Valuation Date. The maintenance of one or more separate Accounts for each Member shall not be deemed to segregate for the Member, nor to give the Member any ownership interest in, any specific assets of the Trust Fund.

            6.2     Trust Fund Assets. The Trust Fund shall consist of the Members' Salary Deferrals, Matching Contributions, "catch-up contributions" made under Section 3.1.7, contributions of excess Flex Credits, rollovers made pursuant to Section 10.5, all investments and reinvestments made therewith, and all earnings and gains (less any losses) thereon. The Trustee shall hold and administer all assets of the Trust Fund in the Commingled Funds, and each Member and his or her Accounts shall have only an undivided interest in any of the Commingled Funds.

            6.3     Commingled Funds. All assets of the Trust Fund shall be invested in the following Commingled Funds:

                        6.3.1  Common Stock Fund. The Trustee shall maintain a Common Stock Fund which shall be a commingled fund maintained for the purpose of investing such portions of Members' Accounts as are, pursuant to Members' investment instructions made in accordance with Section 5.3, properly allocable to the Common Stock Fund.

            (a)     The Common Stock Fund shall be invested in Common Stock.

            (b)     The Trustee may purchase shares of Common Stock for the Common Stock Fund in the open market.

            (c)     The Trustee may invest and hold up to 100% of the assets of the Common Stock Fund in Common Stock. The Trustee may also hold such assets in cash or cash equivalents as may be necessitated by the cash requirements of the Common Stock Fund, as determined by the Committee (in its discretion).

                        6.3.2  Short-Term Fund. The Trustee shall establish or maintain a Short-Term Fund which shall be a commingled fund maintained for the purpose of investing such portions of

Members' Accounts as are, pursuant to Members' investment instructions made in accordance with Section 5.3, properly allocable to the Short-Term Fund. The Short-Term Fund shall be invested by the Trustee in units, shares or other interests in one or more common, pooled or other collective short-term investment funds which are either (a) maintained by the Trustee or any other bank (within the meaning of section 581 of the Code), the trustee of or investment advisor to any such fund in which any other Commingled Fund is invested or an affiliate of such trustee or investment advisor, or (b) registered under the Investment Company Act of 1940.

                        6.3.3  Other Funds. In accordance with directions of the Committee, the Trustee shall establish or maintain one or more other Commingled Funds which shall be maintained for the purpose of investing such portions of Members' Accounts as are, pursuant to Members' investment instructions made in accordance with Section 5.3, properly allocable to each such Fund. Each such other Commingled Fund shall be invested in units, shares or other interests in one or more common, pooled or other collective investment funds which are either (a) maintained by the Trustee, any other person described in section 3(38)(B) of ERISA or an affiliate of such person, or (b) registered under the Investment Company Act of 1940. At least three of the Commingled Funds shall (a) be diversified, (b) have materially different risk and return characteristics, and (c) be structured to satisfy the broad range of investment alternatives requirement, all in manner designed to permit the Plan to qualify as a 404(c) plan (within the meaning of section 404(c) of ERISA).

                        6.3.4  Designations, Redesignations and Reinvestments. Except to the extent that investment responsibility for one or more of the Commingled Funds (other than the Common Stock Fund) has been transferred to an Investment Manager in accordance with Section 9.6, the Committee (in its discretion) shall designate the common, pooled or other collective investment funds in which the Commingled Funds (other than the Common Stock Fund) shall be invested. The Committee (in its discretion) may from time to time change the number, identity or composition of the Commingled Funds made available under this Section 6.3 and redesignate the collective investment funds in which any Commingled Fund shall be invested. All interest, dividends or other income realized from the investments of any of the Commingled Funds shall be reinvested in the Commingled Fund that realized such income. Temporary cash balances arising in any of the Commingled Funds shall be invested where feasible in any collective investment fund which would qualify as an investment medium for the Short-Term Fund.

            6.4     Valuation of Members' Accounts. The Trustee shall determine the fair market values of the assets of the Commingled Funds, and the Committee shall determine the fair market value of each Member's Accounts, as of each Valuation Date. In making such determinations and in crediting net earnings and gains (or losses) in the Commingled Funds to the Members' Accounts, the Committee (in its discretion) may employ, and may direct the Trustee to employ, such accounting methods as the Committee (in its discretion) may deem appropriate in order fairly to reflect the fair market values of the Commingled Funds and each Member's Accounts. For this purpose the Trustee and the Committee (as appropriate) may rely upon information provided by the Committee, the Trustee or other persons believed by the Trustee or the Committee to be competent. The value of the interest of any Member's Accounts in the Common Stock Fund may be measured in units (rather than shares of Common Stock) in such manner as the Committee (in its discretion) shall specify.

            6.5     Valuation of Shares. For all purposes of the Plan, the Trustee shall determine the fair market value of a share of Common Stock, which, as of any date, shall be (except as set forth below) the closing price of the Common Stock on the New York Stock Exchange on that date, as published in The Wall Street Journal or, if no report is available for that date, on the next preceding date for which a report is available, except that in the case of a transaction involving the purchase or sale of share(s) of Common Stock, the fair market value of any share of Common Stock shall be the purchase or sale price of such share on the New York Stock Exchange.

            6.6     Statements of Members' Accounts. Each Member shall be furnished with periodic statements of his or her interest in the Plan, at least annually.

            6.7     Accounts Nonforfeitable. Each Member shall at all times have a fully (100%) vested and nonforfeitable interest in his or her Accounts.

SECTION 7

DISTRIBUTIONS

            7.1     Events Permitting Distribution. Subject to Section 7.3, the balance credited to a Member's Accounts shall become distributable only in the following circumstances:

            (a)     Upon termination of the Member's employment at or after Normal Retirement Age;

            (b)     Upon termination of the Member's active employment by reason of Disability or death;

            (c)     Upon the Member's separation from employment (within the meaning of section 401(k)(2)(B)(i)(I) of the Code) with all Employers and Affiliates (whether by reason of resignation or dismissal) for any reason other than those specified in paragraph (a) or (b) above;

            (d)     If the Member is a 5-percent owner (as described in Section 1.20(a)(2)), at any time during (and no later than) the April 1 that next follows the calendar year in which the Member attains age 70 1/2;

            (e)     If and to the extent permitted by section 401(k)(10) of the Code in connection with an Employer's or Affiliate's disposition of corporate assets or a subsidiary;

            (f)     Upon the Committee's approval of the Member's application for a withdrawal from his or her Account, to the limited extent provided in Section 8;

            (g)     In accordance with and to the limited extent provided in Sections 3.1.1, 3.2.4, 4.1.8, or 5.4.4; or

            (h)     Upon the creation or recognition of an Alternate Payee's right to all or a portion of a Member's Account under a domestic relations order which the Committee determines is a QDRO (as defined in Section 8.5), but only as to the portion of the Member's Account that the QDRO states is payable to the Alternate Payee.

            7.2     Times for Distribution. Subject to all other provisions of this Section 7 and except as provided in Section 8.5 (relating to QDROs), distributions from a Member's Accounts shall occur as soon as practicable after the Valuation Date that coincides with or next follows the later of (a) the date the event permitting the distribution occurs, or (b) the date on which any consent required under Section 7.3 is granted in such manner and within such advance notice period as the Committee (in its discretion) shall specify.

                        7.2.1  Distribution Deadline. Subject to all other provisions of this Section 7, all distributions not made sooner pursuant to the first sentence of this Section 7.2 shall be made no later than 60 days after the end of the Plan Year in which a distribution event described in Sections 7.1(a) through (c) occurs with respect to the Member, or the Member attains Normal Retirement Age (whichever is later), subject also to the following:

            (a)     A Member's failure to consent to a distribution (if such consent is required under Section 7.3) shall be deemed to be an election to defer distribution of his or her Accounts; provided, however, that the Member's Accounts shall be distributed or begin to be distributed no later than his or her Deadline Date (as defined in Section 7.2.2).

            (b)     If the amount of the distribution or the location of the Member or his or her Beneficiary (after a reasonable search) cannot be ascertained by the deadline described above, distribution shall be made no later than 60 days after the earliest date on which the amount or location (as appropriate) is ascertained, subject to the other provisions of this Section 7.

            (c)     Distributions permitted by reason of the Member's death shall be made within five years after his or her death.

                        7.2.2  For purposes of applying this Section 7.2, "Deadline Date" means:

            (a)     With respect to a Member who is a 5-percent owner (as defined in Section 1.20(a)(2)), the April 1 that next follows the calendar year in which the Member attains age 70 1/2.

            (b)     With respect to a Member who is not a 5-percent owner (as defined in Section 1.20(a)(2)), the April 1 that next follows the later of (i) the calendar year in which the Member attains age 70 1/2, or (ii) the calendar year in which the Member's employment with all Employers and Affiliates terminates.

                        7.2.3  Age 70 1/2 Rule for 5-Percent Owners. If the Accounts of a Member who continues in employment after attaining Normal Retirement Age becomes distributable pursuant to Sections 7.1(d) and 7.2.2, the Accounts shall be distributed no later than the April 1 specified in Section 7.1(d), and any subsequent allocations to the Account shall be distributed by the April 1 that next follows the Plan Year to which those allocations pertain.

            7.3     Consent Requirement. If the balance credited to a Member's Accounts exceeds $5,000 (the "Threshold Amount") as of the Valuation Date that next precedes the date of the distribution, no portion of the Member's Accounts shall be distributed to the Member until he or she attains age 62, unless the Member (or, if deceased, his or her Beneficiary) has consented to an earlier distribution in such manner and within such advance notice period as the Committee (in its discretion) shall specify. The Threshold Amount (as defined in this Section 7.3) shall be adjusted periodically pursuant to section 411(a)(11)(A) of the Code.

            7.4     Form of Distribution.

                        7.4.1  Cash. With respect to any portion of a Member's Accounts as is not invested in the Common Stock Fund, any distribution from such portion of the Accounts shall be made in the form of a single lump sum payment of cash (or its equivalent) equal to the balance credited to such portion of the Accounts as of the relevant Valuation Date, except to the extent that the distributee elects, in accordance with such procedures as the Committee (in its discretion) shall specify, to have such portion of the Accounts distributed in the form of the unliquidated assets credited to such portion of the Accounts as of that Valuation Date.

                        7.4.2  Common Stock. Any distribution from such portion of a Member's Accounts as is invested in the Common Stock Fund as of the Valuation Date shall be made in the form of a single lump sum payment, as elected by the distributee, in-

            (a)     Such whole number of shares of Common Stock as is equivalent to the full value of the units of the Common Stock Fund then credited to such portion of the Accounts;

            (b)     Cash (or its equivalent) equal to the full value of the units of the Common Stock Fund then credited to such portion of the Accounts; or

            (c)     A combination of both.

                        7.4.3  Fractional Shares. If shares of Common Stock are to be distributed, only full shares shall be distributed and cash (or its equivalent) shall be distributed in lieu of any fractional share.

                        7.4.4  No Annuities. In no event shall any distribution from a Member's Accounts be made in the form of a life annuity.

                        7.4.5  Direct Rollovers. Notwithstanding any contrary Plan provision:

            (a)     If a Distributee of any Eligible Rollover Distribution (1) elects to have at least $500 of such Distribution or, if less, the entire Distribution, paid directly to an individual retirement account ("IRA"), an annuity contract described in section 403(b) of the Code, an eligible plan under section 457(b) of the Code maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state or an eligible defined contribution plan (within the meaning of section 401(a)(31)(D) of the Code), and (2) specifies such IRA, 403(b) plan, 457 plan or eligible defined contribution plan and the elected amount in such manner and within such advance notice period as the Committee (in its discretion) may specify, such Distribution (or elected portion thereof) shall be made in the form of a direct rollover to such IRA, 403(b) plan, 457 plan or eligible defined contribution plan, in accordance with and subject to the conditions and limitations of section 401(a)(31) and related provisions of the Code; and

            (b)     Such Distribution may commence less than 30 days after the notice required under Treas. Reg. Section 1.411(a)-11(c) is given to the Distributee, provided that (1)

the Distributee is clearly informed that he or she has a right to consider, for a period of at least 30 days after receiving the notice, a decision on whether to elect a distribution (and, if applicable, a particular distribution option), and (2) the Distributee, after receiving the notice, affirmatively elects a distribution.

            (c)     "Distributee" shall mean a Member, a Beneficiary (if the surviving spouse of a Member), or an Alternate Payee (if the spouse or former spouse of a Member under a QDRO (as defined in Section 8.5)).

            (d)     "Eligible Rollover Distribution" shall mean a distribution of any portion of the balance credited to the Accounts of a Member which is not:

            (1)     One of a series of substantially equal periodic payments made over (A) a specified period of ten years or more, or (B) the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary;

            (2)     Any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

            (3)     Any hardship distribution described in Section 410(k)(2)(B)(i)(IV) of the Code; and

            (4)     The portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), to the extent that it constitutes an eligible rollover distribution (within the meaning of section 401(a)(31)(C) of the Code).

            7.5     Common Stock Restrictions. Any Member or other prospective Distributee who is to receive a distribution of Common Stock may be required to execute an appropriate stock transfer agreement, implementing and evidencing such restrictions on transferability as may be imposed by applicable federal and state securities laws, prior to receiving a distribution of the Common Stock. Any shares of Common Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable federal and state securities laws.

            7.6     Beneficiary Designations. Each Member may designate in writing one or more Beneficiaries on such form and in such manner as the Committee (in its discretion) shall specify.

No such designation shall become effective until its receipt by the Company (as the Committee's delegate under Section 9.4(t)) in the manner specified.

                        7.6.1     Spousal Consent. If a Member designates any a person other than his or her spouse as a primary Beneficiary, the designation shall be ineffective unless the Member's spouse consents to the designation. Any spousal consent required under this Section 7.6.1 shall be void unless it (a) is set forth in writing, (b) acknowledges the effect of the Member's designation of another person as his or her Beneficiary under the Plan, and (c) is signed by the spouse and witnessed by an authorized agent of the Committee or a notary public. Notwithstanding the foregoing, if the Member establishes to the satisfaction of the Committee that written spousal consent may not be obtained because there is no spouse or the spouse cannot be located, or because of other circumstances specified under section 417(a)(2) of the Code, his or her designation shall be effective without spousal consent. Any spousal consent required under this Section 7.6.1 shall be irrevocable and valid only with respect to the spouse who signs the consent. A Member may revoke his or her Beneficiary designation in writing at any time, regardless of his or her spouse's previous consent to the revoked designation, and any such revoked designation shall be void.

                        7.6.2     Changes and Failed Designations. A Member may designate different Beneficiaries (and thereby revoke all prior Beneficiary designations) on such form and in such manner as the Committee (in its discretion) shall specify. No such designation shall become effective until its receipt by the Company (as the Committee's delegate under Section 9.4(t)) in the manner specified, and the last effective designation received by the Company shall supersede all prior designations. If a Member dies without having effectively designated a Beneficiary, or if no Beneficiary survives the Member, the Member's Accounts shall be payable to his or her surviving spouse or, if the Member is not survived by his or her spouse, the Accounts shall be paid to one or more of the following persons in the following priority order:

            (a)     The Member's surviving Children (whether or not adopted) in equal shares or the trustees of any trust or trusts established for the benefit of the Member's surviving Children; for the purposes of applying this Section 7.6.2, "Children" shall mean the Member's natural or legally adopted children and the issue of the Member's deceased children, by right of representation;

            (b)     The Member's surviving parents or parent, in equal shares or the trustees of any trust or trusts established for the benefit of the Member's surviving parents or parent; or

            (c)     The executors and/or administrators of his or her estate.

            7.7     Payments to Minors or Incompetents. If any individual to whom a benefit is payable under the Plan is a minor, or if the Committee (in its discretion) determines that any individual to whom a benefit is payable under the Plan is physically or mentally incompetent to receive such payment or to give a valid release therefor, payment shall be made to the guardian, committee or other representative of the estate of such individual which has been duly appointed by a court of competent jurisdiction. If no guardian, committee or other representative has been appointed, payment:

            (a)     May be made to any person as custodian for the minor or incompetent under the California Uniform Transfers to Minors Act (or comparable law of another state), or

            (b)     May be made to or applied to or for the benefit of the minor or incompetent, his or her spouse, children or other dependents, the institution or persons maintaining him or her, or any of them, in such proportions as the Committee (in its discretion) from time to time shall determine.

            (c)     The release of the person or institution receiving the payment shall be a valid and complete discharge of any liability of the Plan with respect to any benefit so paid.

            7.8     Undistributable Accounts. Each Member and (in the event of death) his or her Beneficiary shall keep the Committee advised of his or her current address. If the Committee is unable to locate the Member or Beneficiary to whom a Member's Accounts are payable under this Section 7, (a) the Member's Accounts may be closed after 24 months have passed since the date the Account first became distributable to such Member or Beneficiary, and (b) the balance credited to any Accounts so closed shall be credited as an offset against the Employers' future Matching Contribution payment obligations. If the Member or Beneficiary whose Accounts were closed under the preceding sentence subsequently files a claim for distribution of his or her Accounts, and if the Committee (in its discretion) determines that such claim is valid, then the balance previously removed upon closure of the Accounts shall be restored to the Accounts by means of a special contribution which shall be made to the Trust Fund by the Employers.

SECTION 8

WITHDRAWALS, LOANS AND DOMESTIC RELATIONS ORDERS

            8.1     General Rules. In accordance with Sections 8.2 and 8.3, a Member who is an Employee may make a withdrawal from his or her Accounts in cash (or its equivalent). Any application for a withdrawal shall be submitted to such person, in such manner and within such advance notice period as the Committee (in its discretion) shall specify. No Member shall be permitted to make a withdrawal under this Section 8 more often than once in any one-year period. The active membership of a Member who makes a withdrawal under Section 8.2 shall be suspended, in the manner set forth in Section 2.5, for each payroll period that begins during the period starting on the withdrawal approval date and ending six months following that date. Following that suspension period, the Member may again become an Active Member and resume his or her Salary Deferrals or "catch-up contributions" under Section 3, and/or contributions of excess Flex Credits (subject to the rules in effect under GenenFlex), effective with respect to Compensation paid for the payroll period beginning on any Entry Date, only by again electing to become an Active Member in accordance with Section 2.3.

            8.2     Hardship Withdrawal. The Committee shall authorize a distribution under this Section 8.2 (subject to the provisions of Section 8.1) if the Member provides evidence which is sufficient to enable the Committee to determine that the withdrawal satisfies the conditions of this Section 8.2.

                        8.2.1     Permissible Financial Obligations. A Member may make a withdrawal under this Section 8.2 only to meet a financial obligation for:

            (a)     Unreimbursed expenses for medical care (as defined in section 213(d) of the Code) incurred by the Member, his or her spouse or any dependent (as defined in section 152 of the Code) of the Member, or necessary to enable any such person to obtain such care;

            (b)     Down payment and closing costs (excluding mortgage payments) directly related to the purchase of the Member's principal residence;

            (c)     Payment of tuition, room and board and related educational expenses for up to the next 12 months of post-secondary education for the Member, his or her spouse, children or any dependent (as defined in section 152 of the Code) of the Member;

            (d)     Prevention of the eviction of the Member from his or her principal residence or foreclosure on the mortgage or deed of trust on the Member's principal residence;

            (e)     Such other expenses as may be permitted under published documents of general applicability as provided under Treas. Reg. Section 1.401(k)-1(d)(2)(iv)(C).

                        8.2.2     Withdrawal Necessary to Meet Financial Obligation. No withdrawal shall be made under this Section 8.2 unless the Member has elected to receive all distributions, withdrawals and loans available under this Plan and all other qualified plans maintained by the Employers and Affiliates.

                        8.2.3     Contribution Limitations. To the extent required by regulations, no withdrawal shall be made under this Section 8.2 unless the Member irrevocably agrees, evidenced in such manner as the Committee (in its discretion) may specify, to the following limitations in his or her hardship withdrawal application:

            (a)     During the period beginning on the withdrawal approval date and ending six months after that date, the Member shall neither (1) make contributions to, compensation deferrals under or payments in connection with the exercise of any rights granted under any other qualified plan or any nonqualified stock option, stock purchase, deferred compensation or similar plan (but not any health or welfare plan) maintained by any Employer or Affiliate; nor (2) elect under GenenFlex to have any excess Flex Credits contributed to his or her GenenFlex Account.

            (b)     Any election under GenenFlex to have excess Flex Credits contributed to his or her GenenFlex Account shall be suspended until the end of the withdrawal suspension period described in paragraph (a) above.

                        8.2.4     Limit on Withdrawal. No withdrawal under this Section 8.2 shall exceed the lesser of:

            (a)     The amount which the Committee (in its discretion) determines is necessary to satisfy the financial obligations meeting the conditions of Section 8.2.1 (net of income or penalty taxes reasonably anticipated to result from the withdrawal); or

            (b)     The excess of (1) the value of the Member's Accounts as of the Valuation Date that occurs on the withdrawal date reduced by amounts allocated pursuant to Section 8.5 to any subaccount of the Member's Account for any Alternate Payee under a QDRO (as defined in Section 8.5), over (2) the total amount due (including both principal and interest) under all outstanding loans made to the Member pursuant to Section 8.4.

            (c)     Notwithstanding the foregoing, the maximum amount that may be withdrawn from a Member's Salary Deferral Account and GenenFlex Account for this purpose shall be equal to the excess of (1) the sum of all Salary Deferrals, "catch-up contributions" and excess Flex Credits allocated to the Member's Salary Deferral Account and/or GenenFlex Account on the date of the withdrawal plus the amount of earnings credited to his or her Salary Deferral Account as of December 31, 1988, over (2) the sum of all amounts previously withdrawn or distributed from the Member's Salary Deferral Account and GenenFlex Account.

                        8.2.5     Order of Withdrawal From Accounts. Any amount withdrawn under this Section 8.2 shall be deducted from the Member's Accounts in the following order: the Salary Deferral Account, the GenenFlex Account, the Matching Account and the Rollover Account. Subject to the preceding sentence, amounts invested in the Commingled Funds shall be withdrawn prorata to fund the withdrawal.

            8.3     Age 59 1/2 Withdrawal. At any time after a Member attains age 59 1/2, the Member (subject to the provisions of Section 8.1) may withdraw any amount up to the excess of (1) the value of his or her Accounts as of the Valuation Date that occurs on the withdrawal date, reduced by amounts allocated pursuant to Section 8.5 to any subaccount of the Member's Accounts for any Alternate Payee under a QDRO (as defined in Section 8.5), over (2) the total amount due (including both principal and interest) under all outstanding loans made to the Member pursuant to Section 8.4.

            8.4     Loans to Members.

                        8.4.1     General Loan Rules. A Member who is an Employee may, upon application to such person, in such manner and within such advance notice period as the Committee (in its discretion) shall specify, obtain a loan from the portion of the Trust Fund allocated to the Member's Accounts in accordance with the provisions of this Section 8.4. Loans shall be available to all Members who are Employees, and to parties in interest (within the meaning of section 3(14) of ERISA) with respect to the Plan who are non-Employee Members or Beneficiaries of deceased Members, on a reasonably equivalent basis.

            (a)     Amount. The amount of the loan shall be neither less than $1,000 nor more than the excess of (1) 50% of the Member's Available Balance (as defined below), determined as of the Valuation Date that occurs on the date the loan is processed, over (2) the sum of the outstanding balances (including both principal and accrued interest) on all prior outstanding loans to the Member under this Plan.

            (b)     "Available Balance" shall mean the vested total balance credited to the Member's Accounts as of the applicable date, reduced by amounts allocated pursuant to Section 8.5 to any subaccount of the Member's Accounts for any Alternate Payee under a QDRO (as defined in Section 8.5).

            (c)     Additional Limits. The amount borrowed under this Section 8.4 shall not cause the sum of (i) the amount of the loan, plus (ii) the aggregate outstanding balance (including both principal and accrued interest) on all prior loans to the Member under this Plan or any other qualified plan maintained by any Employer or Affiliate (an "Other Plan"), to exceed an amount equal to $50,000, reduced by the excess (if any) of (1) the highest aggregate outstanding balance on all loans under this Plan and all Other Plans during the one-year period ending on the day before the date the loan is to be made, over (2) the aggregate outstanding balance on all such loans on the date the loan is made.

            (d)     Number of Loans. No Member shall be permitted to borrow under this Section 8.4 if the borrowing would result in his or her having more than two (2) loans outstanding, and an additional loan may not be made to a Member until at least 12 months after the next earliest loan was made; provided, however, that the Committee (in its discretion) may nevertheless permit a Member to make a second or third loan if the Member provides evidence sufficient to show that the second or third loan is necessary in light of his or her immediate and heavy financial needs.

            (e)     Unpaid Leave of Absence. If a Member is granted an unpaid leave of absence and remains an Employee, his or her loan payments will be suspended for the lesser of the duration of the approved leave or one year. If the Member returns to active employment with an Employer or Affiliate, the Committee shall recompute the monthly loan payment amount and the recomputed amount shall be payable for the balance of the original term of the loan in accordance with this Section 8.4. If the Member fails to return to active employment with an Employer or Affiliate or separates from service with all Employers and Affiliates, the provisions of Sections 8.4.2(e)(2), 8.4.2(g), 8.4.2(h), 8.4.2(i), 8.4.3 and 8.4.4 shall apply.

                        8.4.2     Minimum Requirements of Each Loan. Any loan made under this Section 8.4 shall be evidenced by a loan agreement and promissory note, and the Member must evidence his or her agreement to the terms thereof in writing. Such terms shall satisfy the following minimum requirements:

            (a)     Separate Accounting. Each loan shall be considered as a separate, earmarked investment of the Member's Loan Account and shall be accounted for as provided in Section 5.3.3.

            (b)     Term. The term of the loan shall not exceed five years. The Member may elect a term of either three or five years for each loan. However, the term of the loan may be up to 15 years, provided that the Member (1) certifies in writing that the loan proceeds will be used to purchase a dwelling unit which (within a reasonable period of time after the loan is made) will be the Member's principal residence, and (2) submits such certification to the Committee together with such supporting documentary evidence (e.g., a copy of the signed sale contract) as the Committee (in its discretion) may request.

            (c)     Interest Rate. Each loan shall bear a reasonable rate of interest, as determined by the Committee (in its discretion), which shall be comparable to the interest rates charged under similar circumstances by persons in the business of lending money.

            (d)     Payment Schedule. A definite payment schedule shall be established for each loan which shall require level and monthly payments of both principal and interest over the agreed term of the loan in accordance with the provisions of this Section 8.4. A Member may prepay at any time the entire amount remaining due under the loan, but no partial prepayments shall be permitted.

            (e)     Withholding Payments. No loan shall be made unless the Member agrees to make principal and interest payments on each loan, together with any and all reasonable charges imposed by the Trustee at the direction of the Committee in connection with the loan-

            (1)     By payroll withholding, in the case of a Member who is receiving periodic wage payments from an Employer or Affiliate; or

            (2)     By an automatic payment method which the Committee (in its discretion) determines will provide security comparable to that of payroll withholding, in the case of a Member who is not receiving periodic wage payments from an Employer or Affiliate.

            (f)     On Payroll. If during the term of the loan, a Member who has been making payments by the automatic payment method described in Section 8.4.2(e)(2) begins receiving periodic wage payments from an Employer or Affiliate, the Member shall authorize in writing payroll withholding for the remaining loan payments.

            (g)     Off Payroll. If during the term of the loan, a Member who has been making loan payments by payroll withholding ceases to receive periodic wage payments from an Employer or Affiliate (and distribution of the Member's Account has not begun), the Member shall authorize in writing an automatic payment method described in Section 8.4.2(e)(2) for the remaining loan payments.

            (h)     Failure to Authorize. If any Member fails to authorize any change in the method of payment required by Section 8.4.2(f) or (g), the outstanding balance (including unpaid principal and interest) on the loan shall become immediately due and payable.

            (i)     Security. Each loan shall be adequately secured by collateral of sufficient value to secure payment of the loan principal and interest. Notwithstanding the provisions of Section 13.2, the Member shall pledge 50% of his or her Available Balance (as defined in Section 8.4.1(b)), and shall provide such other collateral as the Committee (in its discretion) may require, to secure his or her loan payment obligations.

                        8.4.3     Default. If a Member defaults on his or her loan payment obligations and does not cure the default within 30 days of the date the Member is notified of the default, the Committee shall take, or direct the Trustee to take, such action as shall be necessary or appropriate in the circumstances prevailing:

            (a)     To realize upon the security interest of the Trust Fund in the collateral pledged to secure the loan, and/or

            (b)     To reduce the balance credited to the Member's Accounts by the amount required to cure the default.

            (c)     In applying the method of cure provided in paragraph (a) above, if any losses are realized or expenses incurred, they shall be allocated only to the defaulting Accounts.

            (d)     In applying the method of cure provided in paragraph (b) above, the amount by which the Member's Accounts is to be reduced shall be credited to a separate suspense account for the Member and shall be increased with interest, at the interest rate actually applicable to the loan pursuant to Section 8.4.2(c), for the period from the date of the default until the earlier of the date the Member attains age 59 1/2 or the first date on which distributions from the Account can be made under Section 7.1; the balance credited to the Accounts as of that first date shall be reduced by the amount then credited to the suspense account; and only the remaining balance (if any) shall be available for distribution under Section 7.

                        8.4.4     Effect of Distributions. If any amount remains outstanding as a loan obligation of a Member when a distribution is made from his or her Account in connection with the Member's termination of employment with all Employers and Affiliates, (a) the outstanding loan balance (including both principal and accrued interest) shall then become immediately due and payable, and (b) the balance credited to the Member's Accounts shall be reduced to the extent necessary to discharge the obligation.

            8.5     Qualified Domestic Relations Orders. The Committee shall establish written procedures for determining whether a domestic relations order purporting to dispose of any portion of a Member's Account is a qualified domestic relations order (within the meaning of section 414(p) of the Code) (a "QDRO").

                        8.5.1     No Payment Unless a QDRO. No payment shall be made to any Alternate Payee until the Committee (in its discretion), or a court of competent jurisdiction reversing an initial adverse determination by the Committee, determines that the order is a QDRO. Payment shall be made to any Alternate Payee only as specified in the QDRO.

                        8.5.2     Immediate Payment Required. Payment shall be made to an Alternate Payee, in accordance with a QDRO, as soon as practicable after the QDRO determination is made, regardless of whether the distribution, if made to a Member at the time specified in the order, would be permitted under the terms of the Plan.

                        8.5.3     Deferred Payment. If the QDRO does not provide for immediate payment to an Alternate Payee, the Committee shall establish a subaccount to record the Alternate Payee's interest in the Member's Accounts. All investment decision with respect to amounts credited to the subaccount shall be made by the Alternate Payee in the manner provided in Section 5.3. Payment to the Alternate Payee shall not be deferred beyond the date of distribution to the Member or (in the event of death) his or her Beneficiary is made or commenced.

                        8.5.4     Hold Procedures. Notwithstanding any contrary Plan provision, at any time the Committee (in its discretion) may place a hold upon all or a portion of a Member's Accounts for a reasonable period of time (as determined by the Committee) if the Committee receives notice that (a) a domestic relations order is being sought by the Member, his or her spouse, former spouse, child or other dependent and (b) the Member's Accounts are a source of payment under such order. For purposes of this Section 8.5.4, a "hold" shall mean that no withdrawals, loans or distributions may be made from a Member's Accounts. The Committee shall notify the Member if a hold is placed upon his or her Accounts pursuant to this Section 8.5.4.

SECTION 9

ADMINISTRATION OF THE PLAN

            9.1     Plan Administrator. The Company is hereby designated as the administrator of the Plan (within the meaning of sections 414(g) and 3(16)(A) of the Code and ERISA, respectively).

            9.2     Committee. The Plan shall be administered by a Committee consisting of at least three members, appointed by and holding office at the pleasure of the Board of Directors. The Committee shall have the authority to control and manage the operation and administration of the Plan as a named fiduciary under section 402(a)(1) of ERISA. Any member of the Committee who is also an Employee shall serve as such without additional compensation. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Board of Directors. The Board of Directors may remove any member of the Committee at any time and may fill any vacancy which exists.

            9.3     Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken. Except as otherwise specifically or generally directed by the Committee, any action of the Committee may be evidenced by a writing signed by any two (2) members of the Committee.

            9.4     Powers of Committee. The Committee shall have all powers necessary to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

            (a)     To interpret the provisions of the Plan (and the documents governing GenenFlex, insofar as they relate to the relationships between GenenFlex and this Plan) and to determine any question arising under, or in connection with the administration or operation of, the Plan (or arising under, or in connection with the administration or operation of GenenFlex, insofar as they relate to the relationship between GenenFlex and this Plan);

            (b)     To determine all questions concerning the eligibility of any Employee to become or remain a Member and/or an Active Member of the Plan;

            (c)     To cause one or more separate Accounts to be maintained for each Member;

            (d)     To establish and revise an accounting method or formula for the Plan, as provided in Section 6.4;

            (e)     To determine the manner and form, and to notify the Trustee, of any distribution to be made under the Plan;

            (f)     To grant or deny withdrawal and loan applications under Section 8;

            (g)     To determine the status and rights of Members and their spouses, Beneficiaries or estates under this Plan, including the ability of Members to have excess Flex Credits contributed to their GenenFlex Accounts under this Plan (subject to the rules in effect under GenenFlex);

            (h)     To instruct the Trustee with respect to matters within the jurisdiction of the Committee;

            (i)     To direct the Trustee, in accordance with Section 6.3, as to the establishment of Commingled Funds and the investment of the Plan assets held in the Commingled Funds (other than the Common Stock Fund);

            (j)     To employ such counsel, agents and advisors, and to obtain such legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

            (k)     To prescribe the form and manner in which any member, or his or her spouse or other Beneficiary, shall make any election or designation required under the Plan;

            (l)     To establish rules for the performance of its powers and duties and for the administration of the Plan;

            (m)     To arrange for annual distribution to each Member of a statement of benefits accrued under the Plan;

            (n)     To establish rules and regulations by which requests for Plan information from Members are processed expeditiously and completely;

            (o)     To provide to each terminated Member notice of his or her vested interest under the Plan and to provide to each Member in advance of the Member's receipt of an Eligible Rollover Distribution (as defined in Section 7.4.5(d)) the written explanation described in section 402(f) of the Code;

            (p)     To publish a claims and appeal procedure satisfying the minimum standards of section 503 of ERISA pursuant to which Members or their spouses, Beneficiaries or estates may claim Plan benefits and appeal denials of such claims;

            (q)     To determine the liabilities of the Plan, to establish and communicate a funding policy to the Trustee and any Investment Manager appointed pursuant to

Section 9.6, and in accordance with such funding policy, to coordinate the Plan's investment policy with the Plan's requirements for funds to pay expenses and benefits as they become due;

            (r)     To act as agent for the Company in keeping all records and assisting with the preparation of all reports and disclosures necessary for purpose of complying with the reporting and disclosure requirements of ERISA and the Code;

            (s)     To arrange for the purchase of any bond required of the Committee members or others under section 412 of ERISA;

            (t)     To delegate to the Trustee, the Company's Payroll or Human Resources Department, or any other (including third-party) recordkeeper the authority, acting as an agent of the Committee, to give or receive notices, elections and other directions to or from Members and Beneficiaries as provided in the Plan; and

            (u)     To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the fiduciary and/or ministerial functions of the Committee under the Plan.

            9.5     Fiduciary Responsibilities. To the extent permissible under ERISA, any person may serve in more than one fiduciary capacity with respect to the Plan. Except as required by specific provisions of ERISA, no person who is a fiduciary with respect to the Plan shall be under any obligation to perform any duty or responsibility with respect to the Plan which has been specifically allocated to another fiduciary.

            9.6     Investment Responsibilities. The Committee shall direct the Trustee to invest the Commingled Funds (other than the Common Stock Fund) in one or more common, pooled or other collective investment funds. Subject to the provisions of this Section 9.6 and any contrary provision of the Plan or Trust Agreement, exclusive authority and discretion to manage and control the assets of the Trust Fund shall be vested in the Trustee, and the Trustee from time to time shall review the assets and make its determinations as to the investments of the Trust Fund.

                        9.6.1     Investment Manager Appointment. The Committee (in its discretion) may appoint, and thereafter may discharge, one or more investment managers (the "Investment Managers") to manage the investment of the one or more of the Commingled Funds and other designated portions of the Trust Fund (other than the Common Stock Fund). In the event of any such appointment, the Trustee shall follow the instructions of the Investment Manager in investing and administering Trust Fund assets managed by the Investment Manager. Alternatively, the Committee (in its discretion) may delegate investment authority and responsibility with respect to any Commingled Fund (other than the Common Stock Fund) directly to any Investment Manager which has investment management responsibility for any collective investment fund in which the Commingled Fund is invested.

                        9.6.2     Eligibility. Any person, firm or corporation appointed as Investment Manager (a) shall be a person described in section 3(38)(B) of ERISA, (b) shall make such representations from time to time as the Committee (in its discretion) may require in order to determine its qualifications to be appointed and to continue to serve in such capacity, and (c) shall acknowledge in writing its status as a fiduciary with respect to the Plan upon acceptance of its appointment.

            9.7     Voting and Tender Offer Rights in Common Stock.

                        9.7.1     Pass-Through Issues. All Common Stock held in the Trust Fund shall be voted, tendered or exchanged, with respect to Pass-Through Issues, in accordance with Sections 9.7.3 through 9.7.6. For purposes of this Section 9.7, a "Pass-Through Issue" with respect to Common Stock is an issue which concerns:

            (a)     The voting of shares of Common Stock with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business or any transaction which the Committee (in its discretion) determines to be similar to the foregoing;

            (b)     Any tender or exchange offer for Common Stock or any transaction that the Committee (in its discretion) determines to be similar to the foregoing;

            (c)     Any proposal by a shareholder pursuant to Rule 14a-8 under the 1934 Act;

            (d)     Any election contest governed by Rule 14a-11 under the 1934 Act;

            (e)     Any proposal with respect to which there is any solicitation in opposition (within the meaning of Rule 14a-6 under the 1934 Act); or

            (f)     Any such other event that the Committee (in its discretion) designates as a Pass-Through Issue. It is anticipated that generally the Committee will designate all but nonsubstantive issues as Pass-Through Issues. The Committee shall have the authority (in its discretion) to determine which issues are nonsubstantive issues.

                        9.7.2     Voting On Issues Other Than Pass-Through Issues. Except with respect to Pass-Through Issues, Common Stock held in the Trust Fund shall be voted by the Trustee only in accordance with instructions received from the Committee. However, if with respect to some matter other than a Pass-Through Issue the Committee shall fail to give, or shall notify the Trustee in writing of its decision not to give, timely voting instructions to the Trustee, the Trustee (in its discretion) shall have the authority to vote such Common Stock in its sole discretion. The functions of the Committee and the Trustee with respect to other rights pertaining to such Common Stock on matters other than Pass-Through Issues shall be allocated between them in like manner.

                        9.7.3     Named Fiduciary Status. For purposes of this Section 9.7, each Member (or, if deceased, his or her Beneficiary) shall be a named fiduciary (within the meaning of, but not limited to, sections 402(a) and 403(a)(1) of ERISA) with respect to Pass-Through Issues for all shares of Common Stock as to which the Member has the right of direction with respect to voting, tender and any other rights appurtenant to such Stock. That named fiduciary status shall apply with respect to Pass-Through Issues for such whole number of shares of Common Stock (if any) actually held for the benefit of any Member (or Beneficiary) and allocable to his or her Account by reason of the Account's investment (if any) in the Company Stock Fund (for purposes of this Section 9.7, "Allocable Shares").

                        9.7.4     Confidentiality. In implementing this Section 9.7, each appropriate fiduciary shall take all steps necessary or appropriate to ensure that each Member's (or Beneficiary's) instructions shall be kept in strictest confidence and shall not be divulged or released to any person, except as provided in the next sentence, including officers, directors or employees of the Company or any Affiliate. To the extent necessary for the operation of the Plan, however, the instructions may be provided to the Trustee and to a recordkeeper, auditor or other person providing services to the Plan if the person (a) is not the Company or an Affiliate, and (b) agrees not to divulge the instructions to any other person, including officers, directors or employees of the Company or any Affiliate.

                        9.7.5     Directed Voting and Consents.

            (a)     Notwithstanding any contrary Plan provision, whenever any proxies or consents are solicited from the holders of Common Stock with respect to Pass-Through Issues, the Trustee shall exercise voting or other rights solely as directed in written instructions timely received from Members (or if deceased, their Beneficiaries) and in accordance with this Section 9.7.

            (b)     Each Member (or if deceased, his or her Beneficiary) shall have the right, with respect to Pass-Through Issues for Allocable Shares, to instruct the Trustee, in accordance with procedures established by the Committee (in its discretion), as to the manner in which to vote such Allocable Shares at any stockholders' meeting of the Company, or the manner in which the Trustee shall give or withhold consent with respect to such Allocable Shares.

            (1)     The Trustee shall pool the results of instructions received from all Members (and Beneficiaries) as to their Allocable Shares and shall vote or otherwise act accordingly on Pass-Through Issues with respect to such Allocable Shares and the aggregate of all fractional shares of Common Stock allocable to the Members' Accounts;

            (2)     In the case of a deceased Member who has more than one Beneficiary, the Trustee shall vote or otherwise act on Pass-Through Issues in accordance with the instructions of the Member's Beneficiaries in respect of the deceased Member's Allocable Shares in proportion to the Beneficiaries' respective interests in the Member's Account in accordance with rules established by the Committee (in its discretion).

            (3)     If and to the extent that no instructions are timely received from any Member (or Beneficiary) with a right to instruct with respect to his or her Allocable Shares, (A) such person shall be deemed to have timely instructed the Trustee not to vote the relevant Allocable Shares, and (B) the Trustee shall not vote such Allocable Shares nor take any other actions under this Section 9.7 with respect to such Allocable Shares on Pass-Through Issues.

            (c)     The Company shall use its best efforts to timely distribute or cause to be distributed to each Member (or Beneficiary) such information concerning Pass-Through Issues as will be distributed to stockholders of the Company in connection with any stockholders' meeting or any solicitation of voting or consents, together with a request for confidential instructions to the Trustee or its designee on how shares of Common Stock shall be voted on each such matter or how consents shall be given or withheld.

                        9.7.6     Tender or Exchange Offers.

            (a)     Notwithstanding any contrary Plan provision, whenever (i) any tender or exchange offer is made for shares of Common Stock, or (ii) there occurs any transaction that the Committee (in its discretion) determines to be similar to the foregoing (as described in Section 9.7.1(b)), the Trustee shall tender or exchange (or refrain from tendering or exchanging) shares of Common Stock solely as directed in instructions timely received from Members (or if deceased, their Beneficiaries) and in accordance with this Section 9.7.

            (b)    Each Member (or, if deceased, his or her Beneficiary) shall have the right, with respect to his or her Allocable Shares, to instruct the Trustee, in accordance with procedures established by the Committee (in its discretion), as to the manner in which to respond to such tender or exchange offer with respect to such Allocable Shares.

            (1)    The Trustee shall pool the results of instructions received from all Members (and Beneficiaries) as to their Allocable Shares and shall respond to such tender or exchange offer accordingly with respect to such Allocable Shares and the aggregate of all fractional shares of Common Stock allocable to the Members' Accounts.

            (2)    In the case of a deceased Member who has more than one Beneficiary, the Trustee shall respond to such tender or exchange offer in accordance with the instructions of the Member's Beneficiaries in respect of the deceased Member's Allocable Shares in proportion to the Beneficiaries' respective interests in the Member's Account in accordance with rules established by the Committee (in its discretion).

            (3)    If and to the extent that no instructions are timely received from any Member (or Beneficiary) with a right to instruct with respect to his or her Allocable Shares, (A) such person shall be deemed to have timely instructed the Trustee not to tender or exchange the relevant Allocable Shares, and (B) the Trustee shall not tender or exchange such Allocable Shares nor take any other actions under this Section 9.7 with respect to such Allocable Shares on the Pass-Through Issue qualifying as such under Section 9.7.1(b).

            (c)     The Company shall use its best efforts to timely distribute or cause to be distributed to each Member (or Beneficiary) such information as will be distributed to stockholders of the Company in connection with any Pass-Through Issue qualifying as such under Section 9.7.1(b), together with a request for confidential instructions to the Trustee or its designee on how to respond to such Issue.

            9.8     Decisions of Committee. All decisions of the Committee, and any action taken by it in respect of the Plan and within the powers granted to it under the Plan, and any interpretation of provision of the Plan or the Trust Agreement by the Committee, shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

            9.9     Administrative Expenses. All reasonable expenses actually incurred in connection with the administration of the Plan by the Employers, the Committee or otherwise, including legal, Trustee's and investment management fees and expenses ("Administrative Expenses"), shall be payable from the Trust Fund, except to the extent paid by the Employers under clause (a) below. Notwithstanding the foregoing, Administrative Expenses shall be paid from the Trust Fund only to the extent that such payments (to the extent prohibited by section 406) are exempt under section 408 of ERISA. The Committee (in its discretion) shall determine which Administrative Expenses are not payable from the Trust Fund under the foregoing rules. The Company (in its discretion) may (a) direct the Employers to pay any or all Administrative Expenses, and/or (b) direct the Employers not to pay a greater share, portion or amount of such Expenses which would otherwise be allocable to the Accounts of Members who are no longer employed by any Employer or Affiliate.

            9.10   Eligibility to Participate. No member of the Committee, who is also an Eligible Employee and otherwise eligible under Section 2, shall be excluded from membership in the

Plan, but he or she, as a member of the Committee, shall not act or pass upon any matters pertaining specifically to his or her own Accounts under the Plan.

            9.11   Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless any of its Employees, officers or directors who may be deemed to be a fiduciary of the Plan, and the members of the Committee, from and against any and all losses, claims, damages, expenses and liabilities (including reasonable attorneys' fees and amounts paid, with the approval of the Board of Directors, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

SECTION 10

TRUST FUND AND ROLLOVER CONTRIBUTIONS

            10.1    Trust Fund. The Company shall establish a Trust Agreement with the Trustee in order to provide for the safekeeping, administration and investment of Salary Deferrals, Matching Contributions, "catch-up contributions" made under Section 3.1.7, contributions of excess Flex Credits, and rollover contributions made under the Plan, the maintenance of Members' Accounts, and the payment of benefits as provided in the Plan. The Trustee shall receive and place in the Trust Fund all such contributions and shall hold, invest, reinvest and distribute the Trust Fund in accordance with provisions of the Plan and Trust Agreement. Assets of this Plan may be commingled with the assets of other qualified plans through one or more collective investment funds described in Section 6.3; provided, however, that the assets of this Plan shall not be available to provide any benefits under any other such plan. The benefits provided under the Plan shall be only such as can be provided by the assets of the Trust Fund, and no liability for payment of benefits shall be imposed upon the Employers or any of their shareholders, directors or Employees. The Trust Fund shall continue for such time as may be necessary to accomplish the purposes for which it is created.

            10.2    No Diversion of Assets. Notwithstanding any contrary Plan provision, at no time shall any assets of the Plan be used for, or diverted to, purposes other than for the exclusive benefit of Eligible Employees, Members, Beneficiaries and other persons receiving or entitled to receive benefits or payments under the Plan. Except to the limited extent permitted by Sections 5.4.5, 7.8 and 10.3, no assets of the Plan shall ever revert to or become the property of the Employers.

            10.3    Continuing Conditions. Any obligation to contribute Salary Deferrals, "catch-up contributions" or excess Flex Credits and/or to make Matching Contributions under the Plan after initial qualification is hereby conditioned upon the continued qualification of the Plan under section 401(a) of the Code and the exempt status of the Trust Fund under section 501(a) of the Code and upon the deductibility of such Salary Deferrals, "catch-up contributions," excess Flex Credits and/or Matching Contributions under section 404(a) of the Code. That portion of any Salary Deferral, "catch-up contribution," excess Flex Credit or Matching Contribution which is contributed or made by reason of a good faith mistake of fact, or by reason of a good faith mistake in determining the deductibility of such portion, shall be returned to the Employers as promptly as practicable, but not later than one year after the contribution was made or the deduction was disallowed (as the case may be). The amount returned pursuant to the preceding sentence shall be an amount equal to the excess of the amount actually contributed over the amount that would have been contributed if the mistake had not been made; provided, however, that gains attributable to the returnable portion shall be retained in the Trust Fund; and provided, further, that the returnable portion shall be reduced (a) by any losses attributable thereto and (b)

to avoid a reduction in the balance of any Member's Accounts below the balance that would have resulted if the mistake had not been made.

            10.4    Change of Investment Alternatives. The Company reserves the right to change at any time the means through which the Plan is funded, including adding or substituting one or more contracts with an insurance company or companies, and thereupon may make suitable provision for the use of a designated portion of the assets of the Trust Fund to provide for the funding and/or payment of Plan benefits under any such insurance contract. No such change shall constitute a termination of the Plan or result in the diversion to the Employers of any portion of the Trust Fund. Notwithstanding the implementation of any such change of funding medium, all references in the Plan to the Trust Fund shall also refer to the Plan's interest in or the assets held under any other such funding medium.

            10.5    Rollover Contributions. Notwithstanding any contrary Plan provision, the Committee (in its discretion) may direct the Trustee to accept a transfer of assets to the Trust Fund by or on behalf of a Member of this Plan, but only if the transfer qualifies as an eligible rollover distribution as described in section 402(c) or 408(d)(3)(A)(ii) of the Code. Any assets transferred to the Trust Fund in accordance with the preceding sentence must be in the form of cash (or its equivalent).

                        10.5.1    Rollover Account. Assets transferred to the Trust Fund pursuant to this Section 10.5 shall be credited to the Member's Rollover Account. A Member's interest in his or her Rollover Account shall be fully (100%) vested and nonforfeitable at all times. The Member shall indicate, in such manner and within such advance notice period as the Committee (in its discretion) shall specify, the percentages of the amounts allocated to his or her Rollover Account that are to be invested in each of the Commingled Funds. In all other respects Rollover Account investments shall be subject to Section 5.3.

                        10.5.2    Nonqualifying Rollovers. If it is later determined that a transfer to the Trust Fund made pursuant to this Section 10.5 did not in fact qualify as an eligible rollover distribution as described in section 402(c) or 408(d)(3)(A)(ii) of the Code, then the balance credited to the Member's Rollover Account shall immediately be (a) segregated from all other Plan assets, (b) treated as a nonqualified trust established by and for the benefit of the Member, and (c) distributed to the Member. Such a nonqualifying rollover shall be deemed never to have been a part of the Trust Fund.

SECTION 11

MODIFICATION OR TERMINATION OF PLAN

            11.1    Employers' Obligations Limited. The Plan is voluntary on the part of the Employers, and the Employers shall have no responsibility to satisfy any liabilities under the Plan. Furthermore, the Employers do not guarantee to continue the Plan, and the Company may, by appropriate amendment of the Plan, discontinue contributions of Salary Deferrals, "catch-up contributions," excess Flex Credits and/or Matching Contributions for any reason at any time. Complete discontinuance of all contributions of Salary Deferrals, "catch-up contributions," excess Flex Credits and Matching Contributions shall be deemed a termination of the Plan.

            11.2    Right to Amend or Terminate. The Company reserves the right to alter, amend or terminate the Plan, or any part thereof, in such manner as it may determine. Amendments which do not add materially to the Company's cost under the Plan and which are (i) necessary to comply with the Code, ERISA or other applicable law, (ii) technical, or (iii) intended to ease administration may be adopted if approved in writing by any two members of the Committee, acting in their capacities as officers of the Company rather than as fiduciaries with respect to the

Plan. All other amendments shall be approved by the Board of Directors. Any such alteration, amendment or termination shall take effect upon the date indicated in the document embodying such alteration, amendment or termination; provided, however, that:

            (a)     No such alteration or amendment shall (1) divest any portion of an Account that is then vested under the Plan, or (2) except as may be permitted by regulations or other IRS guidance, eliminate any optional form of benefit (within the meaning of section 411(d)(6)(B)(ii) of the Code) with respect to benefits accrued prior to the adoption of the amendment; and

            (b)     Any alteration, amendment or termination of the Plan or any part thereof, shall be subject to the restrictions in Section 10.2 which prohibit any diversion of the assets of the Plan.

            11.3     Effect of Termination. If the Plan is terminated or partially terminated, or if there is a complete discontinuance of all contributions of Salary Deferrals, "catch-up contributions," excess Flex Credits and Matching Contributions, the interests of all Members affected by such termination or discontinuance in their Accounts shall remain fully (100%) vested and nonforfeitable. In the event the Plan is terminated, the balance credited to the Matching Accounts and Rollover Accounts and, to the extent permitted by section 401(k)(2)(B) of the Code, the Salary Deferral Accounts, and/or GenenFlex Accounts, of any Members who are affected by the termination may be distributed prior to the occurrence of a distribution event described in Section 7.1.

SECTION 12

TOP-HEAVY PLAN

            12.1     Top-Heavy Plan Status. Notwithstanding any contrary Plan provision, the provisions of this Section 12 shall apply with respect to any Plan Year for which the Plan is a top-heavy plan (within the meaning of section 416(g) of the Code) (a "Top-Heavy Plan").

                        12.1.1   60% Rule. The Plan shall be a Top-Heavy Plan with respect to any Plan Year if, as of the Determination Date, the value of the aggregate of the Accounts under the Plan for key employees (within the meaning of sections 416(i)(1) and (5) of the Code) exceeds 60% of the value of the aggregate of the Accounts under the Plan for all Members. For purposes of determining the value of the Accounts, the provisions of section 416(g)(4)(E) of the Code and Treas. Reg. Section 1.416-1 (Q&A T-1) are incorporated herein by reference.

                        12.1.1   Top-Heavy Determinations. The Committee, acting on behalf of the Employers, shall determine as to each Plan Year whether or not the Plan is a Top-Heavy Plan for that Plan Year. For purposes of making that determination as to any Plan Year:

            (a)     "Determination Date" shall mean the last day of the immediately preceding Plan Year;

            (b)     The Plan shall be aggregated with each other qualified plan of any Employer or any Affiliate (1) in which a key employee (within the meaning of sections 416(i)(1) and (5) of the Code) participates, and/or (2) which enables the Plan or any plan described in clause (1) above to meet the requirements of section 401(a)(4) or 410(b) of the Code;

            (c)     The Plan may be aggregated with any other qualified plan of any Employer or Affiliate, which plan is not required to be aggregated under paragraph (b)(1) above, if the resulting group of plans would continue to meet the requirements of sections 401(a)(4) and 410(b) of the Code; and

            (d)     In determining which Employees are key and non-key employees, an Employee's compensation for the Plan Year shall be his or her Total Compensation (as defined in Section 5.4.2(d) and applied using the definition of "Affiliate" in Section 1.1 rather than in Section 5.4.2(a)).

            12.2     Top-Heavy Plan Provisions. For any Plan Year for which the Plan is a Top-Heavy Plan, the following provisions shall apply:

                        12.2.1    Minimum Allocation. The Employers shall make an additional contribution to the Accounts of each Member who is a non-key employee (within the meaning of sections 416(i)(2) and (5) of the Code), and who is employed on the last day of the Plan Year, in an amount which equals 3% of his or her Top-Heavy Compensation (as defined in Section 12.2.2) for the Plan Year; provided, however, that if the Key Employee Percentage (as defined in paragraph (a) below) is less than 3%, then the percentage rate at which that additional Employer contribution shall be made for that Plan Year shall be reduced from 3% to the Key Employee Percentage.

            (a)     "Key Employee Percentage" shall mean the largest percentage computed by dividing (a) the total amount of Salary Deferrals, excess Flex Credits and Matching Contributions allocated for that Plan Year to the Accounts of each Member who is a key employee (within the meaning of sections 416(i)(1) and (5) of the Code), by (b) his or her Top-Heavy Compensation.

            (b)     The additional contribution required under this Section 12.2.1 shall be made without regard to the level of the Member's Top-Heavy Compensation for the Plan Year.

            (c)     Notwithstanding the foregoing, if a Member is also covered under any Other Plan (as defined in Section 8.4.1(c)) and the minimum allocation of benefit requirement applicable to Top-Heavy Plans will be met under such Other Plan or Plans, no additional contribution will be made for the Member under this Plan.

                        12.2.2   "Top-Heavy Compensation" shall mean, with respect to any Member for a Plan Year, his or her Total Compensation (as defined in Section 5.4.2(d) and applied using the definition of "Affiliate" in Section 1.1 rather than in Section 5.4.2(a)) and except that, for this purpose, no amount in excess of the Compensation Limit (as defined in Section 1.10) shall be taken into account for any Plan Year.

SECTION 13

GENERAL PROVISIONS

            13.1     Plan Information. Each Member shall be advised of the general provisions of the Plan and, upon written request addressed to the Committee, shall be furnished with any information requested, to the extent required by applicable law, regarding his or her status, rights and privileges under the Plan.

            13.2     Inalienability. Except to the extent otherwise provided in Sections 8.4 and 8.5 or mandated by applicable law, or permitted pursuant to the special rules of section 401(a)(13)(C)

of the Code, in no event may any Member, former Member or his or her spouse, Beneficiary or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process.

            13.3     Rights and Duties. No person shall have any rights in or to the Trust Fund or other assets of the Plan, or under the Plan, except as, and only to the extent, expressly provided for in the Plan. To the maximum extent permissible under section 410 of ERISA, neither the Employers, the Trustee nor the Committee shall be subject to any liability or duty under the Plan except as expressly provided in the Plan, or for any other action taken, omitted or suffered in good faith.

            13.4     No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the making of any contributions nor any action of any Employer, the Trustee or Committee, shall be held or construed to confer upon any individual any right to be continued as an Employee nor, upon dismissal, any right or interest in the Trust Fund or any other assets of the Plan other than as provided in the Plan. Each Employer expressly reserves the right to discharge any Employee at any time.

            13.5     Apportionment of Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Affiliates. Any costs incurred by the Company for itself or its Affiliates in connection with the Plan and the costs of the Plan, if not paid from the Trust Fund pursuant to Section 9.9, shall be equitably apportioned among the Company and the other Employers, as determined by the Committee (in its discretion). Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or Employee of the Employer who is thereunto duly authorized by the board of directors of the Employer.

            13.6     Merger, Consolidation or Transfer. This Plan shall not be merged or consolidated with any other plan, nor shall there be any transfer of any assets or liabilities from this Plan to any other plan, unless immediately after such merger, consolidation or transfer, each Member's accrued benefit, if such other plan were then to terminate, is at least equal to the accrued benefit to which the Member would have been entitled if this Plan had been terminated immediately before such merger, consolidation or transfer.

            13.7     Military Service. Notwithstanding any provision of this Plan to the contrary, Salary Deferrals, "catch-up contributions" and Matching Contributions with respect to qualified military service will be provided in accordance with section 414(u) of the Code. Member loan repayments under Section 8.4.2 shall be suspended as permitted under section 414(u) of the Code.

            13.8     Applicable Law. The provisions of the Plan shall be construed, administered and enforced in accordance with ERISA and, to the extent applicable, the laws of the State of California.

            13.9     Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provision had not been included.

            13.10    Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

EXECUTION

            In Witness Whereof, Genentech, Inc., by its duly authorized officers, has executed this January 1, 2002 Restatement of the Plan on the date indicated below.

GENENTECH, INC.

By	/s/ LOUIS J. LAVIGNE

Louis J. Lavigne
Title	Executive Vice President and Chief Financial Officer
Dated	December 18, 2002

And by	/s/ THOMAS T. THOMAS

Thomas T. Thomas
Title	Treasurer
Dated	December 18, 2002

APPENDIX A:  EFFECTIVE DATES

            This Appendix A lists those provisions of the January 1, 2002 Restatement of the Genentech, Inc. Tax Reduction Investment Plan (the "Plan") that have an effective date that is neither January 1, 2002 nor specified in the Plan text.

Effective Date	Plan Provision

January 1, 1985	Section 1.13 - Definition of eligible employee

January 1, 1985	Section 8.5.4 - Hold procedures relating to QDRO's

December 12, 1994(1)	Section 13.7 - Addition of provision to comply with USERRA

January 1, 1995	Section 5.4.1 - Change in determination of $30,000 Annual Addition Limitation

January 1, 1997	Section 1.10 - Change in definition of "Compensation" to eliminate family aggregation rule

Section 1.20 - Change in definition of "Highly Compensated Employee" including elimination of the family aggregation rule

Section 3.1.4 - Change in determination of deferral percentage limitation

Section 3.1.5 - Elimination of application of family aggregation rule in determination of actual deferral percentage

Section 3.2.4 - Change in the manner of allocation of excess contributions among HCE Members

Section 4.1.5 - Change in determination of contribution percentage limitation

Section 4.1.6 - Elimination of application of family aggregation rule in determination of actual contribution percentage

Section 4.1.8 - Change in the manner of allocation of excess aggregate contributions among HCE Members

(1)      For Employers who return to service with an Employer or Affiliate on or after December 12, 1994.

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Effective Date	Plan Provision

Sections 7.1.(d) and 7.2.2 - Limit application of required distributions to Members while in-service on or after attainment of age 70 1/2 to only a Member who is a 5-percent owner

February 3, 1997	Section 3.3 - Change to the deadline for payment of Salary Deferrals and contributions of excess Flex Credits to the Trust Fund

August 5, 1997	Section 13.2 - Addition of section 401(a)(13)(C) exception to non-alienation rule

January 1, 1998	Section 5.4.2(d) - Change in definition of "Total Compensation"

January 1, 2001

Section 1.10 - Change in definition of "Compensation" to reflect section 132(f)(4) with regards to the amount of compensation reduction elected from qualified transportation fringes not includable in gross income

Sections 2.3.1, 3.1(b) and 3.2(c) - Addition of language rendering provisions permitting contribution of excess Flex Credits inoperative pending future Committee action

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